As filed with the U.S. Securities and Exchange Commission on January 31, 2018

Registration No. 333-[■]

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689	John A. Conklin SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copy to:

Joseph Sierchio, Esq.

Satterlee Stephens LLP

230 Park Avenue

Suite 1130

New York, New York 10169

Telephone: (212) 818-9200

Facsimile: (212) 818-9606

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-212770), which was declared effective on August 18, 2016. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 (2)	821,600	$7.40	(3)	$6,079,840	$756.00
Common stock, par value $0.001 (4)	821,600	$3.42	(5)	$2,809,872	$250.00
Common stock, par value $0.001 (6)	1,527,445	$7.40	(3)	$11,303,093	$1,407.00	(7)
Total	3,170,645			$20,192,805	$1,006.00	(7)

________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Represents shares of our common stock purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(3) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the closing price ($7.40) of our common stock as reported on the OTC Markets Group Inc. QB tier (the “OTCQB”) on January 26, 2018, a date within five trading days prior to the date of the filing of this registration statement.

(4) Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding Series S Stock Purchase Warrants (the “Series S Warrants”), allowing the holder to purchase shares of our common stock at an exercise price of $3.42 per share through September 29, 2022.

(5) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(6) Represents shares of our common stock purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act and previously registered for resale under the Registration Statement.

(7) Registrant previously paid a filing fee of $1,460.39 with respect to the registration of the shares for resale pursuant to Registration Statement No. 333212770 previously filed by the Registrant on Form S1 on July 29, 2016 and declared effective by the Securities and Exchange Commission on August 18, 2016, as amended by Post Effective Amendment No. 1 filed on November 28, 2016 and declared effective on November 30, 2016 and which related to the resale of up to 4,317,500 shares of common stock of the Registrant from time to time by the selling stockholders named therein.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

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EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus relating to (i) this Registration Statement pursuant to which an aggregate of 1,643,200 shares are being registered for resale as set forth above and (ii) Registration Statement No. 333-212770 previously filed by the Registrant on Form S-1 on July 29, 2016 and declared effective by the Securities and Exchange Commission on August 18, 2016, as amended by Post-Effective Amendment No. 1 filed on November 28, 2016 and declared effective on November 30, 2016 and which related to the resale of up to 4,317,500 shares of common stock of the Registrant from time to time by the selling stockholders named therein (the “First Registration Statement”).

This Registration Statement constitutes Post-Effective Amendment No. 2 to the First Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933, as amended.

This Registration Statement, which is a new registration statement, combines (i) the 1,643,200 shares being registered pursuant to this registration statement and (ii) 1,527,445 shares of the 4,317,500 shares that were registered pursuant to the first Registration Statement after having deducted 2,790,055 shares registered thereunder that were either sold or removed from registration at the request of the Selling Stockholders.

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PROSPECTUS

SUBJECT TO COMPLETION, DATED January 31, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

PROSPECTUS 3,170,645 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain of our stockholders named in the section of this prospectus titled “Selling Stockholders” (collectively, the “Selling Stockholders”) of up to 3,170,645 shares (collectively, the “Shares”) of our common stock, par value $0.001. The Shares being offered under this prospectus are comprised of:

(a)

2,262,545 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b)

86,500 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.70 per share through April 30, 2018; and

(c)

821,600 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.42 per share through September 29, 2022.

Although we will pay substantially all the expenses incident to the registration of the Shares we will not receive any proceeds from the sales by the Selling Stockholders. We may however receive proceeds, if any, from the exercise of warrants. The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the Shares or interests therein may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders is determined to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol “WNDW” on the OTC Markets Group Inc. QBTM tier (the “OTCQB”). On January 26, 2018 the closing price of the common stock, as reported on the OTCQB was $7.40 per share. The Selling Stockholders has advised us that it will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCQB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

The purchase of the Shares offered through this prospectus involves a high degree of risk. Please refer to “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [■], 2018

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You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “Company,” “our Company,” and “SolarWindow” refer to SolarWindow Technologies, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

We are exclusively focused on the commercialization, continued development and refinement of, and the marketing of our SolarWindow™ technology including, but not limited to, the development and design of, and the bringing to market of, products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ see-through (“transparent”) electricity-generating coatings are the subject of sixty (60) U.S. and international patent filings.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light, Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. This year, our SolarWindow™ transparent electricity-generating coatings on glass were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the window fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power.

Additionally, we have scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™.

To advance the technical development and subsequent commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

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Corporate Information

Our corporate headquarters is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. Our telephone number is (800) 213-0689; our fax number is (240) 554-2316. Our website is www.solarwindow.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and product development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7of this prospectus.

THE OFFERING

Securities Being Registered:	Up to 3,170,645 shares of common stock, comprised of:

(a) 2,262,545 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b) 86,500 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.70 per share through April 30, 2018; and

(c) 821,600 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.42 per share through September 29, 2022.

Offering Price:	The Selling Stockholders will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholders:

The Selling Stockholders are existing stockholders who purchased or otherwise acquired shares, or warrants to purchase shares, of our common stock from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled “Selling Stockholders” of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	As of the date of this prospectus there were 36,249,544 shares of our common stock issued and outstanding.

Shares Outstanding upon Closing of the Offering:

Assuming all shares registered for resale are sold, upon closing of this offering there will be 36,249,544 shares issued and outstanding (without giving effect to the exercise of any outstanding options or warrants).

Authorized Capital Stock:

Our authorized capital stock consists of stock of 300,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. No preferred shares were issued and outstanding.

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OTCQB Symbol:	WNDW

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and product development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” of this prospectus.

Use of Proceeds:	Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders.

Duration of Offering:

Pursuant to the terms of applicable registration rights agreements between us and the Selling Stockholders (the “Registration Rights Agreement”) we agreed to register for resale all of the shares issued to such selling stockholders, including shares issuable upon exercise of warrants purchased by them from us in offerings exempt from the registration requirements of the Securities Act, and to keep the registration statements, of which this prospectus is a part of, until the earlier of: (a) the date such Selling Stockholders securities have been sold in accordance with this prospectus; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act.

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Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the for the three months ended November 30, 2017 and 2016 and for the fiscal years ended August 31, 2017 and 2016. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Three Months Ended November 30, 2017 Unaudited	For the Three Months Ended November 30, 2016 Unaudited

Revenue	$-	$-
Loss from operations	$(2,259,990)	$(1,282,132)
Net loss	$(2,699,153)	$(1,722,529)
Basic and diluted net loss per share	$(0.08)	$(0.06)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	35,373,077	28,566,605

Statements of Operations Data	For the Year Ended August 31, 2017	For the Year Ended August 31, 2016

Revenue	$-	$-
Loss from operations	$(3,729,795)	$(3,141,365)
Net loss	$(5,353,425)	$(4,637,313)
Basic and diluted net loss per share	$(0.17)	$(0.17)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	31,299,979	27,295,540

Balance Sheet Data	As of November 30, 2017	As of August 31, 2017	As of August 31, 2016

Cash and cash equivalents	$2,802,044	$670,853	$2,509,215
Working capital	$2,632,567	$548,571	$2,079,681
Total assets	$2,991,978	$831,708	$2,895,600
Total liabilities	$3,908,193	$4,463,184	$2,813,712
Total stockholders' equity (deficit)	$(916,215)	$(3,631,476)	$81,888

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any of the securities offered hereunder. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the securities offered hereunder only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption “Forward Looking Statements.” The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have experienced significant losses, have not generated any revenues, expect losses to continue for the foreseeable future and our auditors have issued a going concern explanation in their report on our most recent audited financial statements.

We have not generated any revenue since inception and do not expect to generate any revenue for the foreseeable future. We had a net loss of $5,353,425and $4,637,313 for our fiscal years ended August 31, 2017 and 2016, respectively, and we have incurred a cumulative deficit of $41,728,905 from inception (May 5, 1998) through November 30, 2017. We anticipate incurring losses through at least December 31, 2018.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 36,249,544 shares issued and outstanding, of which 15,330,324 are deemed “restricted” or “control” securities within the meaning of Rule 144, as promulgated under the Securities Act (“Rule 144”). The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

We may require additional financing to expand, accelerate or sustain our current level of operations beyond December 31, 2018, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

As of the date of filing of our most recent Form 10-K on November 22, 2017, based on management’s assessment, we had sufficient cash to meet funding requirements over the next twelve months. Currently, based upon our near term anticipated level of operations and expenditures, management believes that cash on hand should be sufficient to enable us to continue operations through November 2018. In view of these conditions, our ability to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on our to obtain necessary financing to fund ongoing operations. Our consolidated financial statements do not give effect to any adjustments which will be necessary should we be unable to continue as a going concern and therefore be required to realize assets and discharge liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements accompanying this registration statement.

We have experienced and continue to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. We expect that we will need to raise substantial additional capital to accomplish our business plan over the next several years. We expect to seek additional funding through private equity or convertible debt. If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect our business, operating results, financial condition and prospects. In particular, the Company may be required to delay; reduce the scope of or terminate its research and development programs; sell rights to its SolarWindow™ technology and/or MotionPower™ technology, or other technologies or products based upon these technologies; or license the rights to these technologies or products on terms that are less favorable to us than might otherwise be available.

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Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We are currently in the advanced stages of our research and early stages of product development and have come to the point where larger, faster, and more precise equipment is necessary for development to continue and to be able to come to market with a commercially viable product; however, we cannot accurately predict the amount of funding or the time required to successfully commercialize the SolarWindow™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and product development efforts; the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and product development programs; competitive and technological advances; the cost of filing, prosecuting, defending and enforcing claims with respect to patents; the regulatory approval process; process manufacturing; marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts. Except for Mr. John A. Conklin, our President and Chief Executive Officer, Chief Financial Officer and a director, none of our directors anticipate devoting more than approximately five percent of their working time to Company matters.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we may have to cease doing business.

Commercialization of the SolarWindow™ technology will require significant further research, development and testing as we must ascertain whether the SolarWindow™ technology can form the basis for a commercially viable technology or product. If our research and development fails to prove commercial viability of the SolarWindow™ technology, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in development through at least December 2018.

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The development of the SolarWindow™ technology is subject to the risks of failure inherent to the development of any novel technology.

Ultimately, the development and commercialization of the SolarWindow™ technology is subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

•	our research and development efforts may not produce a commercially viable product;

•	we may fail to maintain license rights to the SolarWindow™ technology (or any of its derivatives);

•	we may fail to develop, acquire, or license various enabling technologies that may be integral to the commercialization of the SolarWindow™ (or any of its derivatives);

•	we may fail to integrate our process into an industrial setting for the manufacturing of SolarWindow™ Products;

•	the SolarWindow™ technology (or any of its derivatives) may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;

•	the SolarWindow™ technology (or any of its derivatives), even if safe and effective, may be difficult to manufacture on a large scale or be uneconomical to market;

•	our marketing license or proprietary rights to products derived from the SolarWindow™ technology may not be sufficient to protect our products from competitors;

•	the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the SolarWindow™ technology; or,

•	third parties may market superior, more effective, or less expensive technologies or products having comparable performance and appearance characteristics to the SolarWindow™ coatings (or any of its derivatives).

If we ultimately do not obtain the necessary regulatory approvals for the commercialization of the SolarWindow™ technology, we will not achieve profitable operations and your investment may be lost.

In order to commercialize the SolarWindow™ technology, we may need to obtain regulatory approval from various local, state, federal or international agencies. At this time, we do not have a product to be submitted for regulatory approval. The process for obtaining such regulatory approvals may be time consuming and costly, and there is no guaranty that we will be able to obtain such approvals. The failure to obtain any necessary regulatory approvals could delay or prevent us from achieving revenue or profitability, which could result in the total loss of your investment.

Our ability to operate profitably is directly related to our ability to develop, protect and perfect rights in and to our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, know-how, copyright and patent law to protect our SolarWindow™ technology, which may afford only limited protection.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, or force us to enter into royalty or license agreements rather than dispute the merits of such claims, requiring us to pay royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license or may adversely affect our ability to fully commercialize our technologies.

We generally require our subsidiaries and our employees, consultants, advisors and collaborators to execute appropriate agreements with us, regarding the confidential information developed or made known to such persons during the course of their engagement by us. These agreements provide that any proprietary technologies developed during such engagement are owned by us and that confidential information pertaining to such technologies will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements also provide for the assignment to us by any such person of any patents issued with respect to any such technologies. If these provisions are breached, we may not be able to fully perfect our rights to the technologies in question, and in some instances, we may not have an appropriate remedy available for the damages that we may incur as a result of any such breach.

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We may be accused of infringing the intellectual property rights of others.

We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current or future technology developments. Any such claims could be time consuming, result in costly litigation and could ultimately lead to a determination that the SolarWindow™ technology, or any of its derivatives, infringe on a third party's patent rights.

If we fail to obtain additional licenses in the future required to maintain our rights to market products developed, if any, we may need to curtail or cease operations.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain and maintain any such licenses could have a material adverse effect on our business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

Our research and product development programs does involve the handling of chemicals. These chemicals have the potential to be harmful or hazardous. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of dangerous and hazardous materials. If violations of environmental, and/or safety & health laws or standards occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, and/or safety & health laws or standards in the future as a result of human error, equipment failure or other causes. Environmental, and safety & health laws and standards could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, harmful or hazardous material storage, or chemical handling might require an unplanned capital investment or relocation of our research or product development programs. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

In seeking to acquire or develop technologies, we are operating in highly competitive markets and our competitors have several competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, building integration, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative and renewable energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to, or are competitive with, any technology we may develop.

These companies have several competitive advantages, including:

•	significantly greater name recognition;

•	established relations with customers;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;

•	significantly greater financial and human resources (HR) for product development, sales and marketing, and

•	the ability to endure potentially prolonged patent litigation.

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As a result, we may not be able to compete effectively against these companies or their products.

Any products developed from our SolarWindow™ technology will face competition from other companies producing solar power and/or energy harvesting or storage products.

The solar power market is intensely competitive and rapidly evolving. The energy harvesting market is not well-defined, immature, and evolving with uncertainty. When, or if, this market matures, it may also be intensely competitive.

Our competitors are better capitalized, have established market positions, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power and alternative energy products, which may be competitive with those that we are seeking to develop, including Heliatek, Dyetec Solar, Dysol, Solarmer Energy, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo, Eight19, Ubiquitous Energy, Oxford Photovoltaics, ONYX Solar, among others. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power and alternative energy technologies that may have a cost basis similar to, or lower than, our SolarWindow™ Product projected costs.

Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine or advance our technologies, and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative and renewable energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and product development to keep pace with technological advances in the industry and to compete in the future; we may be unable to secure such financing. We believe that a variety of competing solar and alternative or renewable energy technologies may be in development by other companies that could result in lower manufacturing costs and/or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

To the extent we are able to develop and commercialize products based upon or derived from the SolarWindow™ technology, if such products do not gain market acceptance, we may not achieve sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	customer acceptance of our products;

•	our failure to produce products that compete favorably against other alternative or renewable energy and solar-photovoltaic power products on the basis of cost, quality, reliability, and performance;

•	our failure to produce products that compete favorably against conventional energy sources and distributed-generation technologies on the basis of cost, quality and performance;

•	our failure to qualify for and secure government grants, tax incentives and any other financial subsidies that may be available to consumers for the implementation of alternative or renewable energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect; and

•	our failure to develop and maintain successful partnerships with manufacturers, distributors, and other resellers, as well as strategic partners.

•	if our products fail to gain market acceptance, we will be unable to achieve sales and market share.

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If organic solar photovoltaic harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ technology.

The market for OPV solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established. The success of products for these markets is uncertain.

If our SolarWindow™ OPV solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the particular markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of organic solar photovoltaic light energy capture and conversion products, including:

•	cost-effectiveness of such technologies as compared with conventional and competitive alternative energy technologies;

•	performance and reliability of such products as compared with conventional and competitive alternative energy products;

•	success of other alternative or renewable energy technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;

•	public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative or renewable energy sources;

•	fluctuations in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry initiatives; and

•	availability of government subsidies and incentives.

Our growth and success, and that of the SolarWindow™ technologies and products, depends on our ability to develop new products and services and adapt to market and customer needs.

The sectors in which we operate experience rapid and significant changes due to the introduction of innovative technologies. Introducing new technology products and innovative services, which we must do on an ongoing basis to meet customers' needs, requires a significant commitment to research and development, which may not result in success. The company is pre-revenue and may suffer if it invests in technologies that do not function as expected or are not accepted in the marketplace; its products, systems or service offers are not brought to market in a timely manner; or products become obsolete or are not responsive to our customers' needs or requirements.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers that may be difficult to execute.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers. External growth transactions are inherently risky because of the difficulties that may arise in integrating people, operations, technologies and products, and the related acquisition, administrative and other costs.

We are dependent upon hiring and retaining highly qualified management and technical personnel.

Competition for highly qualified management and technical personnel is intense in our industry. Future success depends in part on our ability to hire, assimilate and retain engineers and scientists, sales and marketing personnel, and other qualified personnel, especially in the area of OPV with focus in our SolarWindow™ technologies and products. A key risk is our ability to anticipate their needs for certain key competences and to implement HR solutions to recruit or improve these competences. We believe that three key competences required in the near term are a PhD OPV Scientist, Coatings Process Engineer, and a Chief Financial Officer.

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We may be the subject of product liability claims and other adverse effects due to defective products, design faults or harm caused to persons and property.

Despite our development, testing, fabrication, and quality procedures, SolarWindow™ products might not operate properly or might contain design faults or defects, which could give rise to disputes in respect of its performance, giving rise to liability. Product liability related to defective products could lead to a loss of revenue, claims under warranty, and legal proceedings. Such disputes could result in a fall-off in demand or harm our reputation for product performance, safety, and/or quality.

Our SolarWindow™ technology and products will be subject to environmental, occupational safety & hygiene, Underwriter laboratory, electrical codes, and other state and federal, European Union (EU), and other Country regulations.

Our SolarWindow™ technologies and products will be subject to extensive and increasingly stringent environmental, occupational safety & health, Underwriter Laboratory, electrical codes, and other state and federal, EU laws, regulations, and standards (“Laws & Regulations”). There can be no guarantee that we will not be required to pay significant fines or compensation as a result of past, current or future breaches of Laws & Regulations. This exposure exists even if we are not responsible for the breaches, in cases where they were committed in the past by companies or businesses that were not part of ours that may be exposed to the risk of claims for breaches of these Laws & Regulations. Such claims could adversely affect our financial position and reputation, despite the efforts and investments made to comply at all times with all applicable Laws & Regulations. If we fail to conduct our business in full compliance with the applicable Laws & Regulations, the judicial or regulatory authorities could require us to conduct investigations and/or implement costly curative measures.

Our business faces significant financial risks related to interest rate, State & Federal subsidies, modified accelerated cost recovery system, taxes, depreciation, etc.

Our Power, and Financial and Revenue Modeling and Estimates (the “Model”) are exposed to risks associated with the effect of changing interest rates, State & Federal subsidies, modified accelerated cost recovery system (MACRS), taxes, depreciation, renewable energy tax credits, etc. risk. These risks affect borrowings; return on investment (ROI), internal rate of return (IRR) or economic rate of return (ERR), etc. and the ability to borrow or raise capital to secure deployment funding. If any of these Financial and Revenue Modeling and Estimation parameters fail to exist, cease to be available, or diminish in any way, our Financial and Revenue Modeling and Estimates may not be accurate or reveal profitability, or favorable ROI and/or IRR necessary for SolarWindow™ technology or related product deployment.

Our financial model may prove to be inaccurate and our SolarWindow™ technology or related products may not be cost effective.

Although our independently verified Model has shown that our SolarWindow™ technology can provide a one-year payback, it is based upon a number of assumptions that may not prove accurate. If the Model is inaccurate our SolarWindow™ technology or related product may not provide potential customers with sufficient ROI to be a cost effective alternative to other available competing products.

An increase in raw material prices could have negative consequences on our long-term profitability.

We face exposure to fluctuations in energy, raw materials, chemicals, and glass and plastic film prices. If we are not able to hedge, compensate or pass on our increased costs through a supply-chain or to customers, this could have an adverse impact on its financial results and stability, and deployment of SolarWindow™ technologies or products.

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We lack sales and marketing experience and will likely rely on third party marketers.

We have limited experience in sales, marketing or distribution of photovoltaic and energy capture and conversion, and generating products. We expect to market and sell or otherwise commercialize the SolarWindow™ technology (or any of its derivatives) through distribution and supply-chain channels, co-marketing, co-promotion or licensing arrangements with third parties. Therefore, any revenues received by us will be dependent on the efforts of third parties. If any such parties breach or terminate their agreements with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ technology (or any of its derivatives) would be delayed or terminated, which would adversely affect our ability to generate revenues and our profitability.

Risks Related To Ownership of Our Common Stock and This Offering

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to “penny stock.” Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

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Kalen Capital Corporation (“KCC”), a private corporation solely owned by Mr. Harmel S. Rayat, a former officer and director and director of ours, beneficially owns approximately 61% of our issued and outstanding stock when giving effect to derivative securities owned by KCC. This ownership interest may preclude you from influencing significant corporate decisions.

As of December 31, 2017, Kalen Capital Holdings LLC, a wholly owned subsidiary of KCC, a private corporation solely owned by Harmel S. Rayat, beneficially owned approximately 27,344,833 shares (inclusive of 8,279,902 shares issuable upon exercise of outstanding warrants, conversion of the Convertible Note and the exercise of the warrants included upon conversion thereof), or approximately 61%, of our outstanding common stock, on a fully diluted basis. As a result, Mr. Rayat is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat's interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and Board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

Although our common stock is currently quoted on the OTCQB, if we do not meet or comply with the recent changes to the OTCQB our shares may be delisted from the OTCQB and would likely be traded on the OTC Pink (aka the Pink Sheets).

Although our common stock is currently quoted on the OTCQB, effective as of May 1, 2014, the OTC Markets Group Inc. changed its rules for OTCQB eligibility. To be eligible for OTCQB, companies will be required to:

•	Meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;

•	Submit an application to OTCQB and pay an application and annual fee; and

•	Submit an OTCQB Annual Certification confirming our Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

In the event we do not submit an annual certification and pay the fee our common stock will likely be downgraded to the OTC Pink, which could adversely affect the market liquidity of our common stock.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures, which may limit the protections shareholders have against related party transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because a minority of our directors are independent, we do not currently have independent audit, or compensation committees. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against related party transactions, conflicts of interest and similar matters.

There are options to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 3,111,334 shares of our common stock. The exercise prices of these options range from $2.70 to $5.94 per share. The options contain cashless exercise provisions. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

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There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 2,910,850 shares of common stock with exercise prices ranging from $2.34 to $4.00 per share. See Note. 4- Common Stock and Warrants” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information. Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series P Warrants, all of the following warrants may be exercised on a cashless basis. If issued, the shares underlying these warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There is a convertible note in the principal amount of $3,000,000 (the “Convertible Note”) currently outstanding that, if converted, may require us to issue additional shares of our common stock and warrants to purchase our common stock.

On October 7, 2013, we issued the Convertible Note evidencing a loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest due thereon, into Units, with each Unit consisting of (a) one share of common stock and (b) one warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of each warrant will be equal to sixty percent of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00 (all share prices will be rounded to the nearest cent). The warrant is exercisable for a period of five years from the date of issuance and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

We have entered into registration rights agreements with KCC requiring us to register for resale shares owned by KCC. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC.

On October 7, 2013, as part of the bridge loan made to us by KCC we entered into a registration rights agreement with KCC pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. As part of the Amended BLA we agreed to include all shares issuable upon exercise of the Series J Warrant, Series K Warrant and the warrant issuable upon exercise of the Convertible Note as part of the Registration Rights Agreement. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC. In the event the we fail to file a registration statement in the time period required, we will issue to KCC additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to KCC additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of common stock included in such registration statement.

There are loans in the principal amount of $3,600,000 outstanding that we do not currently have the funds to repay.

In addition to the Convertible Note, on March 4, 2015, we entered into a bridge loan agreement with 1420468 Alberta Ltd. (which has since been merged with and into KCC) pursuant to which they lent us the principal amount of $600,000 at an annual interest rate of 7% through December 31, 2017. On November 3, 2017, KCC agreed to extend the maturity date of the Convertible Note and bridge loan to December 31, 2019. We do not currently have sufficient funds to repay these loans.

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We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the “Board”) to issue up to 1,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange's rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

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We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in this offering.

This prospectus also relates to shares of our common stock which have previously been issued or may be issued to the Selling Stockholders upon exercise of outstanding stock purchase warrants. If any of the warrants are exercised any proceeds that we may receive from such exercises will be used for general working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price it may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. The conversion price of the Units has been arbitrarily determined by us and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Please refer to “Plan of Distribution.”

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “WNDW”. Our warrants to purchase common stock are not currently traded on any market.

The following table sets forth the high and low bid quotations of our common stock for each quarter during the past two fiscal years as reported by the OTCQB:

	High	Low
Fiscal Year Ended August 31, 2017

First Quarter 2017 (September 1 – November 30, 2016)	$4.15	$3.02
Second Quarter 2017 (December 1, 2016 – February 28, 2017)	$3.90	$2.54
Third Quarter 2017 (March 1 – May 31, 2017)	$3.67	$2.70
Fourth Quarter 2017 (June 1 – August 31, 2017)	$4.66	$2.70

Fiscal Year Ended August 31, 2016

First Quarter 2016 (September 1 – November 30, 2015)	$3.05	$2.31
Second Quarter 2016 (December 1, 2015 – February 29, 2016)	$5.00	$2.88
Third Quarter 2016 (March 1 – May 31, 2016)	$4.37	$3.54
Fourth Quarter 2016 (June 1 – August 31, 2016)	$4.21	$2.21

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The closing price of our common stock on January 26, 2018, was $7.40.

As of January 16, 2018, there were approximately 89 stockholders of record (this number does not include stockholders who hold their stock through brokers, banks and other nominees).

Dividend Policy

We have not paid any dividends on our common stock and our Board of Directors (the “Board”) presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business, or

•	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following sets forth certain information regarding the common stock that may be issued upon the exercise of options, warrants and other rights that have been or may be granted to employees, directors or consultants under all of our existing equity compensation plans. The 2006 Incentive Stock Option Plan (see below) is our only equity based compensation plan as of August 31, 2017.

2006 Incentive Stock Option Plan (Equity Compensation Plan Approved by Security Holders)

On October 10, 2006, the Board adopted and approved, and on February 7, 2011, shareholders owning a majority of our issued and outstanding stock approved, our 2006 Incentive Stock Option Plan (the “2006 Plan”) that provides for the grant of stock options to employees, directors, officers and consultants. The 2006 Plan provides for the granting of options to purchase a maximum of 5,000,000 shares of our common stock. Stock options granted to employees under the 2006 Plan generally vest over one to five years or as otherwise determined by the plan administrator. Stock options to purchase shares of our common stock expire no later than ten years after the date of grant.

The per share exercise price for each stock option is determined by the Board and may not be below the closing price of our common stock on the date of grant, or, if our common stock is not traded on the date of grant, the first day of active trading following the date of grant.

We measure all stock-based compensation awards using a fair value method on the date of grant and recognize such expense in our consolidated financial statements over the requisite service period. We use the Black-Scholes option pricing model to calculate the fair value of stock option grants. The Black-Scholes option pricing model requires management to make assumptions regarding the option lives, expected volatility, and risk-free interest rates, all of which impact the fair value of the option and, ultimately, the expense that will be recognized over the life of the option.

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The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term. We do not anticipate declaring dividends in the foreseeable future. Volatility is calculated based on the historical daily closing stock prices for the same period as the expected life of the option. We use the “simplified” method for determining the expected term of our “plain vanilla” stock options. We recognize compensation expense for only the portion of stock options that are expected to vest. Therefore, we apply an estimated forfeiture rate that is derived from historical employee termination data and adjusted for expected future employee turnover rates. If the actual number of forfeitures differs from those estimated by us, additional adjustments to compensation expense may be required in future periods.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,111,334	$3.78	735,197
Equity compensation plans not approved by security holders	--	--	--
Total	3,111,334	$3.78	735,197

________

(1) Consists of grants under the 2006 Plan.

Recent Sales of Unregistered Securities

All funds received from the sale of our shares were used for working capital purposes. All shares bear a legend restricting their disposition. The foregoing securities may not be offered or sold in the United States unless registered under the Act, or pursuant to an exemption from registration.

The shares were issued in reliance upon an exemption from registration pursuant to, among others, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations D and S as promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to an accredited investor and a limited number of sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each purchaser was provided with access to our filings with the United States Securities and Exchange Commission (the “SEC”), including the following:

•	if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act of 1934, as amended (the “Exchange Act”).

•	the information contained in an annual report on Form 10-K under the Exchange Act.

•	the information contained in any reports or documents required to be filed by SolarWindow Technologies, Inc. under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	a brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in our affairs that are not disclosed in the documents furnished.

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During the period commencing on September 1, 2017 through January 30, 2018, we entered into the following securities related transactions:

•	On December 27, 2017, the Company entered into an employment agreement with John Conklin (the “Conklin Employment Agreement”) pursuant to which Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. The Conklin Employment Agreement has an effective date of January 1, 2018, and terminates on December 31, 2021. Pursuant to the Conklin Employment Agreement, Mr. Conklin was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th (21,000 option shares) per month and exercisable on a cashless basis.

•	On December 28, 2017, a warrant holder of exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock.

•	From December 1, 2017 through January 9, 2018, four individuals exercised a total of 104,167 stock purchase options on a cashless basis resulting in the issuance of 61,802 shares of common stock.

•	From December 1, 2017 through January 9, 2018, holders of our Series P Warrants exercised 1,500 warrants at an exercise price of $3.70 per share resulting in $5,550 to the Company and the issuance of 1,500 shares of common stock.

•	On September 11, 2017, the Company initiated and on September 29, 2017, completed a self-directed offering of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds (the “September 2017 Private Placement”). The unit price was based on a 15% discount to the average of the 30 day closing price (last day being Friday September 8, 2017) of the Company's common stock as reported on the OTCQB. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis. All the units were purchased by unrelated parties.

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up.

•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock.

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock.

•	On September 7, 2017, two other employees exercised a total of 72,500 stock purchase options on a cashless basis resulting in the issuance of 33,151 shares of common stock.

•	On September 7, 2017, the Investor exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

21

During the year ended August 31, 2017, we entered into the following securities related transactions:

•	On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.(2)

•	On March 2, 2017, Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of our issued and outstanding shares of common stock (Please refer to “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”) exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common. (2)

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock. (2)

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services from third-party service providers valued at $15,000 at that date. (2)

•	On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000, to pay consulting fees incurred under the agreements. (2)

•	On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor. (3)

•	issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

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During the year ended August 31, 2016, we entered into the following securities related transactions:

•	On December 7, 2015, 1420468 Alberta Ltd., who on or about December 31, 2015 merged with Kalen Capital Corporation, agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued a Series M Stock Purchase Warrant to purchase 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share. (1)

•	On December 7, 2015, we entered into the December 2015 Loan Agreement with the Investor. Pursuant to the December 2015 Loan Agreement, we received $550,000 and issued a promissory note. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34. On March 31, 2016, the Investor received 177 PPM Units (3) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by the March 2016 Note and was repaid on November 14, 2016. (1)

•	On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017. As consideration for Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Stock Purchase Warrant to purchase 767,000 shares of our common stock through December 31, 2020, at an exercise price of $3.38 per share. (1)

•	On December 31, 2015, we extended the maturity date of all the Investor’s existing warrants, including: 1) the Series L Warrant to purchase 500,000 shares of common stock was extended from March 4, 2020 to December 7, 2020; 2) the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020; 3) the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020; and 4) the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020.(1)

•	On March 31, 2016, we completed an offering for the sale of units of the Company’s equity securities at a price of $3,100 per PPM Unit with each unit comprised of (a) one thousand shares of common stock; (b) one Series O Warrant to purchase one thousand shares of common stock at a price of $3.10 per share through October 31, 2017; and (c) one Series P Warrant to purchase five hundred shares of common stock at a price of $3.70 per share through April 30, 2018. Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement. (3)

•	On June 20, 2016, we completed the June 2016 Private Placement for the sale of units of our equity securities with each unit comprised of (a) one share of common stock; (b) one Series Q Warrant to purchase one share of common stock at a price of $3.20 per share through June 20, 2019; and (c) one Series R Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. Pursuant to the June 2016 Private Placement, we issued 937,500 units in exchange for cash of $3,000,000.(3)

•	issued 282,106 shares of common stock to our directors upon the cashless exercise of 556,667 options.

•	On January 5, 2016 each director was issued 30,000 shares of common stock for a total issuance of 90,000 shares of common stock valued at $3.75 per share, the fair market value of our common stock on the date of issuance.(2)
__________

(1) See “Note 3 - Debt” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

(2) See “Note 6 – Common Stock and Warrants” under Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

(3) See “Note 4 – Private Placements” under Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

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Overview

We are a pre-revenue company developing proprietary SolarWindow™ transparent electricity generating coatings. SolarWindow™ coatings is an organic photovoltaic (“OPV”) device comprised of ultra-thin layers that can be applied to glass, flexible glass and plastic surfaces. Our SolarWindow™ transparent electricity-generating coatings and technology is capable of harvesting light energy from the sun and artificial sources and could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone. Our SolarWindow™ technology is the subject of sixty (60) pending U.S. and international patent filings.

The development of our SolarWindow™ technology continues to advance under the Stevenson-Wydler Cooperative Research and Development Agreement (the “NREL CRADA”) with the Alliance for Sustainable Energy, LLC (the “Alliance for Sustainable Energy”), which is the operator of The National Renewable Energy Laboratory (“NREL”).

On August 2, 2017, we entered into a Process Integration and Production Agreement with TriView Glass Industries, LLC (“Triview”). Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of agreement are to:

•	establish commercial scale manufacturing methodologies and processes to fabricate products based on WNDW technologies; and

•	integrate SolarWindow™ technologies into the Triview manufacturing process, to fabricate specific transparent electricity-generating SolarWindow™ Products.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent and the application of our coatings on to glass at room temperature and pressure.

A brief list of some of our more important milestones includes:

•	processed our SolarWindow™ transparent electricity-generating glass modules were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator;

•	successfully completed important freeze/thaw performance testing necessary for the commercialization of our transparent electricity-generating coatings; modules were subjected to more than 200 freeze/thaw cycles, which yielded favorable performance results of the edge sealing processes and minimal impact on the device electrical performance;

•	expanded product development and successfully applied our electricity-generating coatings onto flexible glass – as thin as a business card (only 0.1-millimeter-thick) – that is flexible enough to be bent without breaking or cracking;

•	entered into the NREL CRADA which is still in effect;

•	filed sixty (60) patent applications for our electricity-generating coating and SolarWindow™ technology development efforts;

•	expanded the use of our SolarWindow™ coatings to include two new product lines for commercial and military aircraft, and the safety and security of military pilots;

•	generated electricity on flexible plastic using novel see-through SolarWindow™ coatings;

•	developed new SolarWindow™ coatings with increased transparency and improved color;

•	produced the largest OPV device ever fabricated at NREL in the institute’s history;

•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™;

•	completed performance tests of the transparent electricity-generating coatings for glass and flexible plastics for glass-to-glass lamination processes; and

•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™.

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We are currently developing “SolarWindow™ Products” derived from our SolarWindow™ technology designed to address several potential markets, including:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;

•	SolarWindow™ – Structural Glass – Structural glass walls and curtains for tall structures;

•	SolarWindow™– Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;

•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;

•	SolarWindow™ – Flex – Flexible films which may be applied directly to different surfaces; and

•	SolarWindow™ Retrofit Veneer - Transparent, tinted, and flexible veneers that installers can apply directly on to existing, previously installed, window glass.

Our focus is on the development and deployment of SolarWindow™-Commercial, Structural, Architectural, and Retrofit Veneer glass products. Our product development efforts have produced early working prototypes for these applications, which we are sharing with potential commercialization partners. Commercialization of the SolarWindowTM technology will require significant further capital, product development and testing, and validation. This additional work should enable us to ascertain whether the SolarWindowTM technology can form the basis for a commercially viable technology or product and which products will be first to market.

SolarWindow™ Retrofit Veneer products are being developed as transparent, tinted, flexible and rigid veneers that can be applied directly on to existing windows. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. This retrofit veneer product will be developed in parallel to the other SolarWindow™ Products currently undergoing further development.

In May, 2017, our SolarWindow™ transparent electricity-generating coatings on glass were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power.

We also developed the capability to integrate transparent SolarWindow™ coatings on to flexible glass. This presents new product opportunities for curved and non-flat surfaces in automotive, aircraft, and military applications. By applying SolarWindow™ coatings on to flexible glass we can develop products with the flexibility of plastic and yet maintain the durability, scratch-resistance, and ease of maintenance of rigid glass.

We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future. Our product development programs involve ongoing R&D and product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

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We plan to market any SolarWindow™ Products we commercialize through co-marketing and co-promotion, licensing, and distribution arrangements with third party collaborators, to advance the technical development and subsequent commercialization of our SolarWindow™ products. We are actively seeking technology and product licensing, joint venture arrangements, and manufacturing process integration relationships with commercial partners and industry; and organizations which have established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries. We believe that this approach could provide immediate access to existing distribution channels which can increase market penetration and commercial acceptance of our products, and enable us to avoid expending significant funds for development of a large sales and marketing organization. We have not yet entered into any such arrangements for these services.

We cannot accurately predict the amount of funding or the time required to successfully commercialize or fabricate SolarWindow™ products. The actual cost and time required to commercialize our SolarWindow™ technology may vary significantly depending on, among other things, the results of our product development efforts; the cost of developing, acquiring, or licensing various enabling technologies; changes in the focus and direction of our business or product development plans; competitive and technological advances; the cost of patent filing, prosecuting, defending and enforcing claims; demonstrating compliance with regulations and standards; and manufacturing, marketing and other costs that may be associated with product fabrication. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business and/or product development plans.

As of November 30, 2017, we had working capital of $2,632,567 and cash of $2,802,044. Based upon current and near term anticipated level of operations and expenditures, we believe that cash on hand should be sufficient to enable us to continue operations through November 2018.

Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to expand the range and scope of our business operations. We will seek access to private or public equity markets but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Research and Related Agreements

We are a party to certain agreements related to the development of our SolarWindow™ technology.

Process Integration and Production Agreement with TriView Glass Industries

On August 2, 2017, we entered into the PIPA Agreement with TriView. Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of agreement are to:

•	establish commercial scale manufacturing methodologies and processes to fabricate products based on WNDW technologies and

•	integrate SolarWindow™ technologies into the Triview’s manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

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Stevenson-Wydler Cooperative Research and Development Agreement with the Alliance for Sustainable Energy

On March 18, 2011, we entered into the NREL CRADA with Alliance for Sustainable Energy, the operator of the NREL under its U.S. Department of Energy contract to advance the commercial development of the SolarWindow™ technology. Under terms of the NREL CRADA, NREL researchers will make use of our exclusive intellectual property (“IP”), newly developed IP, and NREL’s background IP in order to work towards specific product development goals. Under the terms of the NREL CRADA, we agreed to reimburse Alliance for Sustainable Energy for filing fees associated with all documented, out-of-pocket costs directly related to patent application preparation and filings, and maintenance of the patent applications.

On January 16, 2013, we entered into a modification to the NREL CRADA for the purpose of extending the date pursuant to which NREL’s researchers will make use of our exclusive IP and NREL’s background IP.

On March 6, 2013, we entered into Phase II of our NREL CRADA with Alliance for Sustainable Energy. Under the terms of the agreement, researchers will additionally work towards:

•	further improving SolarWindow™ technology efficiency and transparency;

•	optimizing electrical power (current and voltage) output;

•	optimizing the application of the active layer coatings which make it possible for SolarWindow™ coatings to generate electricity on glass surfaces;

•	developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;

•	optimizing SolarWindow™ coating performance on flexible substrates; and

•	developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale building integrated photovoltaic (“BIPV”) products and windows.

On December 28, 2015, we entered into another modification of the CRADA (the “Modification”) to the NREL CRADA with Alliance for Sustainable Energy, previously entered into between us and NREL. The purpose of the Modification was to extend the date pursuant to which NREL’s researchers work towards specific product development goals.

On November 21, 2017 the Company entered into a No Cost Time Extension (“NCTE”) under the NREL CRADA with the Alliance for Sustainable Energy. Under the terms of the NCTE, all terms and conditions of the CRADA remain in full force and effect without change, with a new completion date of December 21, 2018. Specifically, we are preparing to commercialize our OPV-based SolarWindow™ transparent electricity-generating coatings for BIPV, and glass and flexible plastic applications. Under Modification, NREL and the Company will work jointly towards achieving specific commercialization goals and objectives. As of November 30, 2017, the Company made $92,338 of advances to Alliance for Sustainable Energy for work to be performed under the NREL CRADA, which is capitalized as deferred research and development costs on our balance sheet.

Results of Operations

Three Months Ended November 30, 2017 Compared with the Three Months Ended November 30, 2016

Operating Expenses

A summary of our operating expense for the three months ended November 30, 2017 and 2016 follows:

	Three Months Ended November 30,		Increase /	Percentage
	2017	2016	(Decrease)	Change
Operating expense
Selling, general and administrative	$419,050	$597,690	$(178,640)	-30
Research and product development	303,966	192,242	111,724	58
Stock compensation	1,536,974	492,200	1,044,774	212
Total operating expense	$2,259,990	$1,282,132	$977,858	76

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Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. The decrease during the three months ended November 30, 2017 compared to the three months ended November 30, 2016, was primarily due to a decrease in investor communications related fees and professional fees.

Research and Product Development

Research and Product Development (“R&PD”) costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third-party providers and certain internal R&PD cost allocations. Payments under these agreements include salaries and benefits for R&PD personnel, allocated overhead, contract services and other costs. R&PD costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&PD costs increased during the three months ended November 30, 2017 compared to the three months ended November 30, 2016 as a result of increased R&PD related to improving SolarWindow™ technology efficiency and transparency; optimizing electrical power (current and voltage) output; and improving performance, processing, reliability, and durability of SolarWindow™ coatings.

Stock Compensation

The Company grants stock options to its Directors, employees and consultants and issues stock to its Directors. Stock compensation represents the expense associated with the amortization of our stock options and issuance of common stock Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation expense increased during the three months ended November 30, 2017 compared to the three months ended November 30, 2016 due to the grant of 255,000 options and issuance of 210,000 shares of common stock to our directors. In the prior year, the Company issued 120,000 shares to the Board valued at $393,600 compared to the current quarter Board share issuance of 210,000 shares valued at $1,022,700. Additionally, in the prior year, the Company issued 35,000 stock purchase options with vesting related expense of $47,000 compared to the grant of 255,000 stock purchase options in the current quarter with vesting related expense of $493,000.

Other Income (Expense)

A summary of our other income (expense) for the three months ended November 30, 2017 and 2016 follows:

	Three Months Ended November 30,
	2017	2016	Change
Other income (expense)
Interest expense	$(94,016)	$(76,338)	$17,678
Accretion of debt discount	(345,147)	(364,059)	(18,912)
Total other income (expense)	$(439,163)	$(440,397)	$(1,234)

“Interest expense” relates to the stated interest of our outstanding debt. “Accretion of debt discount” represents the accretion of the discount applied to our outstanding debt as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes.

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Liquidity and Capital Resources

We have a retained deficit of $41,728,905 through November 30, 2017. Included in the deficit are non-cash expenses totaling $16,415,735 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discount. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our technologies and products.

These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to maintain and/or expand the range and scope of our business operations; however, there is no assurance that such additional funds will be available for us on a timely basis or acceptable terms, if at all. If we are unable to raise additional capital when needed or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. On November 30, 2017, we had a cash and cash equivalent balance of $2,802,044. We have financed our operations primarily from the sale of equity and debt securities. We currently do not have any agreements with any third party regarding a potential financing.

Net cash used in operating activities was $671,985 during the three months ended November 30, 2017, compared to net cash used in operating activities of $727,160 during the three months ended November 30, 2016. Cash used in operating activities decreased during the three months ended November 30, 2017 due to less cash used for investor communications and professional fees. Net cash used in investing activities was $0 during the three months ended November 30, 2017 and 2016.

Net cash provided by financing activities was $2,803,176 during the three months ended November 30, 2017, compared to cash used of $18,146 during the three months ended November 30, 2016. Cash provided by financing activities during the three months ended November 30, 2017 was from exercise of 80,000 Series O Warrants for proceeds of $248,000 and the September 29, 2017 private placement of 821,600 units of our securities resulting in proceeds of $2,555,176. Cash used by financing activities during the three months ended November 30, 2016 was from the re-payment of the bridge loan.

Year Ended August 31, 2017 Compared with the Year Ended August 31, 2016

Operating Expenses

A summary of our operating expense for the years ended August 31, 2017 and 2016 follows:

	Year Ended August 31,		Increase /	Percentage
	2017	2016	(Decrease)	Change
Operating expense:
Selling, general and administrative	$2,211,754	$1,769,537	$442,217	25
Research and product development	869,840	725,565	144,275	20
Stock compensation	648,201	646,263	1,938	0
Total operating expense	$3,729,795	$3,141,365	$588,430	19

Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During the year ended August 31, 2017 compared to the year ended August 31, 2016, we experienced an increase in investor communications related fees, professional fees and personnel costs offset by decreases in travel and administrative costs.

Research and Product Development

Research and Product Development (“R&PD”) costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third-party providers and agreements, and certain internal R&PD cost allocations. Payments under these agreements include salaries and benefits for R&PD personnel, allocated overhead, contract services and other costs. R&PD costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&PD costs increased during the year ended August 31, 2017 compared to the year ended August 31, 2016 as a result of increased R&PD related to improving SolarWindow™ technology efficiency and transparency; optimizing electrical power (current and voltage) output; and improving performance, processing, reliability, and durability of SolarWindow™ coatings.

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Stock Compensation

Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation represents the expense associated with the amortization of our stock options and issuance of common stock. Stock compensation expense increased slightly during the year ended August 31, 2017 compared to the year ended August 31, 2016 due to fewer vesting stock options offset by higher expense related to the issuance of 90,000 shares of common stock to our directors valued at $337,500 in 2016 compared to a similar issuance of 120,000 shares to our directors valued at $393,600 in 2017 and 18,904 shares issued to various consultants valued at an average price per share of $2.91.

Other Income (Expense)

A summary of our other income (expense) for the years ended August 31, 2017 and 2016 follows:

	Years Ended August 31,
	2017	2016	Change
Other income (expense)
Interest expense	$(312,185)	$(308,983)	$3,202
Accretion of debt discount	(1,311,445)	(2,335,954)	(1,024,509)
Change in fair value of derivative liability	-	1,714,395	1,714,395
Loan conversion inducement expense	-	(565,406)	(565,406)
Total other income (expense)	$(1,623,630)	$(1,495,948)	$127,682

“Interest expense” relates to the stated interest of our convertible promissory notes and bridge note. “Accretion of debt discount” represents the accretion of the discount applied to our notes as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes. The “change in derivative liability” resulted from the accounting impact of the features included in the sale of securities pursuant to our March 2016 Private Placement. The “loan conversion inducement expense” is the result of issuing securities in exchange for repayment of the December 2015 Loan Agreement which terms were more favorable compared to the original conversion terms of the December 2015 Loan Agreement. See “NOTE 3 – Debt” and “NOTE 4 – Private Placements” to our Consolidated Financial Statements contained in this Form 10-K.

Liquidity and Capital Resources

The Company does not have any commercialized products, has not generated any revenue since inception and has sustained recurring losses and negative cash flows from operations since inception. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our products and technologies. As of August 31, 2017, we have a retained deficit of $39,029,752. Included in the deficit are non-cash expenses totaling $16,493,261 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discount. Over the past year, the Company has been funded through the sale of equity securities. As of August 31, 2017, the Company had approximately $670,853 of cash.

On September 29, 2017, the Company completed a private placement with a group of private investors, whereby the Company received proceeds of $2,555,176 from the sale of common stock and warrants.

From September 9, 2017 through October 31, 2017, the Company received $248,000 upon the exercise of 80,000 Series O Warrants.

On November 2, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2013 Note (with a principal balance of $3,000,000) to extend the maturity date to December 31, 2019.

On November 2, 2017, the Company entered into the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the March 2015 loan (with a principal balance of $600,000) to extend the maturity date to December 31, 2019.

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The Company believes that, as a result of the recent financings and note maturity date extensions, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year.

Our principal source of liquidity is cash in the bank. On August 31, 2017, we had a cash and cash equivalent balance of $670,853. Subsequent to August 31, 2017, the Company received proceeds of $2,555,176 upon the closing of a private placement and $248,000 from the exercise of 80,000 Series O Warrants.

Net cash used in operating activities was $2,766,529 during the year ended August 31, 2017, compared to net cash used in operating activities of $2,634,060 during the year ended August 31, 2016. Cash used in operating activities increased during the year ended August 31, 2017 due to more cash used for R&D and investor communications fees.

Net cash used in investing activities was $45,547 during the year ended August 31, 2017, compared to net cash used in investing activities of $2,300 during the year ended August 31, 2016. Cash used in investing activities increased during the year ended August 31, 2017 due to the purchase of R&D related equipment.

Net cash provided by financing activities was $973,714 during the year ended August 31, 2017, compared to cash provided of $4,917,110 during the year ended August 31, 2016. Cash provided by financing activities during the year ended August 31, 2017 was from the payment of the bridge loan and cash provided by financing activities was from the exercise of 129,000 Series M Warrants for proceeds of $301,860 and the July 26, 2017 private placement of 300,000 units of our securities resulting in proceeds of $690,000 whereas cash provided by financing activities during the year ended August 31, 2016 was from the proceeds of the $550,000 Bridge Loan and sale of securities from our March 2016 Private Placement.

Other Contractual Obligations

In addition to our contractual obligations under the research agreements, as of August 31, 2017, we have lease payments of $1,200 each month under our month-to-month corporate and other office operating leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Note 2 to our Consolidated Financial Statements for more information regarding recent accounting pronouncements and their impact to our consolidated results of operations and financial position.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

Background

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

We are exclusively focused on the commercialization, continued development and refinement of, and the marketing of our SolarWindow™ technology including, but not limited to, the development and design of, and the bringing to market of, products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ see-through (“transparent”) electricity-generating coatings are the subject of sixty (60) U.S. and international patent filings.

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Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light, Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than eighty-five (85) million commercial and residential buildings in the United States alone.

We are continuing commercialization, continued development and marketing process directly through joint venture agreements with private entities and, in part, under the auspices of a Stevenson-Wydler Cooperative Research and Development Agreement (the “NREL CRADA”) with the Alliance for Sustainable Energy, LLC (the “Alliance for Sustainable Energy”), which is the operator of The National Renewable Energy Laboratory (“NREL”).

On August 2, 2017, we entered into a Process Integration and Production Agreement (the “PIPA Agreement”) with TriView Glass Industries, LLC (“Triview”). Triview is a glass fabricator operating a manufacturing facility in City of Industry, California. The purpose and primary goals of the agreement are to:

•	establish commercial scale manufacturing methodologies and processes to fabricate products based on SolarWindow technologies and

•	integrate SolarWindow™ technologies into the Triview manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. This year, our SolarWindow™ transparent electricity-generating coatings on glass were successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power.

Additionally, we have scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™.

Our technological advancements over the past two years now enable us to fabricate a pane of glass coated with our SolarWindow™ technology by simply applying our transparent, electricity-generating coatings onto glass surfaces at room temperature and pressure; this process represents a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar photovoltaic (“PV”) manufacturing.

To advance the technical development and commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with additional research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

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Our Important Milestones

We have been working to further designing, testing, our SolarWindow™ technology, as well as developing a prototype of our SolarWindow™, for application to commercial flat glass in tall towers since November 2006.

To date we have achieved a number of important milestones in our development efforts, including:

•	processed our SolarWindow™ transparent electricity-generating glass modules through the rigorous autoclave system for window glass lamination at a commercial window fabricator;

•	successfully completed important freeze/thaw performance testing necessary for the commercialization of our transparent electricity-generating coatings; modules were subjected to more than 200 freeze/thaw cycles, which yielded favorable performance results of the edge sealing processes and minimal impact on the device electrical performance;

•	expanded product development and successfully applied our electricity-generating coatings onto flexible glass – as thin as a business card (only 0.1-millimeter-thick) – that is flexible enough to be bent without breaking or cracking;

•	entered into the NREL CRADA which is still in effect;

•	filed sixty (60) patent applications for our electricity-generating coating and SolarWindow™ technology development efforts;

•	expanded the use of our SolarWindow™ coatings to include two new product lines for commercial and military aircraft, and the safety and security of military pilots;

•	generated electricity on flexible plastic using novel see-through SolarWindow™ coatings;

•	developed new SolarWindow™ coatings with increased transparency and improved color;

•	produced the largest OPV device ever fabricated at NREL in the institute’s history;

•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™; and

•	completed performance tests of its transparent electricity-generating coatings for glass and flexible plastics for glass-to-glass lamination processes.

Products Derived from our SolarWindowTM Technology

On September 16, 2010, we publicly unveiled a working four-inch by four-inch prototype of our proprietary SolarWindow™ technology. Scientists at the event powered lights on a scale-model house by exposing our transparent SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices.

Researchers also repeatedly opened and closed window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – our initial target market and, we believe, a promising early application of the technology.

Scientists at the debut event not only demonstrated the ability to generate “voltage” to power lighting, but also revealed SolarWindowTM capacity to produce “current” necessary for powering mechanical devices and appliances. Researchers successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype exposed to a solar simulator.

In February 2012, we successfully developed the largest OPV device fabricated at NREL, measuring 170cm2, approximately 14 times larger than previous devices produced at NREL. In March 2012, we, in collaboration with NREL researchers, successfully collected and transported electricity using a virtually 'invisible' conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining transparent is especially important to the eventual deployment of an aesthetically pleasing commercial product.

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On March 8, 2014, we made public never-before-seen images of our largest area, high-performance SolarWindow™ arrays. These SolarWindow™ arrays measure over 232 cm² – a significant achievement for size, improving upon our previous achievements at NREL, and produced with highly-uniform, colored tints preferred by commercial window manufacturers for installation on skyscrapers, worldwide. Among the most important criteria for developing SolarWindow™ coating applications for today's skyscrapers is providing a set of neutral colors that remain see-through and are uniform in fabrication. We revealed a record-breaking, largest-area transparent, OPV SolarWindow™ array that addresses tall-tower and commercial building glass requirements, they also bear the promise of facile scale-up capabilities and manufacturability. This SolarWindow™ array is over 35% larger than our previously-fabricated, 170 cm² working module achievement. That prior module was already 14 times larger than the then-previous largest-area OPV module for the same type device structure ever fabricated at the NREL.

In September 2014, we demonstrated SolarWindow™ electricity-generating coatings to Congress during the first ever National Lab Day on Capitol Hill. National Lab Day was cosponsored by the U.S. Department of Energy. On April 8, 2015, Engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center (“UNCC-EPIC”) have independently reviewed and validated our proprietary Model. The Model calculates a financial payback of less than one year for our transparent electricity-generating SolarWindow™ technology. UNCC-EPIC team of engineering and science experts, who independently validated the modeling assumptions, reference data, and technical basis important to calculating our one-year financial payback period for SolarWindow™ systems. UNCC-EPIC validation also confirmed the proficiency of our methodology for modeling the performance of competing PV technologies.

In May, 2015 we announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its transparent electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel. The replacement of today's cumbersome methods with our easy power connection system ('module interconnects') is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers.

On August 20, 2015, we featured a first-ever demonstration of our working, electricity-generating window unit, during our webcast. Webcast participants witnessed clean electricity being generated on a demonstration window unit. Its glass is tinted in a high-demand color and framed in aluminum, popular with architects and developers of commercial towers – our target market. Participants also heard us explain exactly how we plan to: generate revenue, work towards product development and getting SolarWindow ™ ready for commercial manufacturing, build shareholder value, expand our name recognition and branding plans, increase investor outreach, engage media, and outlined important next steps for commercialization and bring SolarWindow™ products to market.

On May 17, 2017, we featured the successful processing of our SolarWindow™ transparent electricity-generating coatings on glass through the rigorous autoclave system for window glass lamination at a commercial window fabricator. Layered with SolarWindow™ electricity-generating liquid coatings, glass modules were subjected to the extremely high heat and pressure of autoclave equipment located at the fabricator’s facility. Despite the SolarWindow™ modules being subjected to the harsh pressure and temperature conditions, subsequent performance testing confirmed that the modules continued to produce power.

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We are currently developing seven products (collectively, the “SolarWindow™ Products”) derived from our SolarWindow™ technology:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;

•	SolarWindow™ – Structural Glass – Structural glass walls and curtains for tall structures;

•	SolarWindow™ – Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;

•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;

•	SolarWindow™ – Flex – Flexible glass and plastic films which may be applied directly to different surfaces

•	SolarWindow™ Retrofit Veneer - Transparent, tinted, and flexible veneers that installers can apply directly on to existing, previously installed, window glass.

Currently, we are concentrating on the development and deployment of SolarWindow™-Commercial, Structural, Architectural, and Retrofit Veneer glass products.

Although our efforts have already produced early working prototypes for these applications, commercialization of the SolarWindowTM technology will require significant further product development and testing, and validation. This additional work should enable us to ascertain whether the SolarWindowTM technology can actually form the basis for a commercially viable technology or product.

Our commercialization pathway has led us to the PIPA Agreement with Triview, pursuant to which we are seeking to achieve the following goals:

•	the establishment of commercial scale manufacturing methodologies and processes to fabricate products based on SolarWindow technologies and

•	the integration of our SolarWindow™ technologies into the Triview manufacturing process, to fabricate specific SolarWindow™ transparent electricity-generating glass products.

In addition to SolarWindow™-Commercial, Structural, and Architectural products, we are also developing SolarWindow™ Retrofit Veneer products as transparent, tinted, flexible and rigid veneers that installers can apply directly over top of existing windows. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. As noted, the SolarWindow™ Retrofit Veneer products will be developed concurrently with the other SolarWindow™ products currently under development.

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Our Industry and Market Opportunity

Overview

Global energy consumption is expected to increase 53% from 2008 to 2035, according to the Energy Information Administration, and domestic electricity prices have been rising as a consequence of the increased cost of conventional electricity generation fuels and the easing of price caps in some states.

From a total glass market perspective, the world demand for flat glass was estimated to be approximately 8.3 billion square meters. The global flat glass market was estimated to be worth approximately $8.3 billion in 2016. Importantly, the global market value of fabricated flat glass was estimated to exceed approximately $100 billion for 2016.

America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas; 50% of the total U.S. electrical generation relies on coal, a fossil fuel. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power. A forecast of US electricity demand shows an expected increase is usage of 40% by 2032.

We believe our products uniquely address a growing market opportunity for technologies able to generate sustainable electricity. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources. Renewable energy, especially solar and wind has reached a key tipping point whereby many renewable energy projects may compete directly with fossil fuel power plants without the need for subsidies. Legislation or fiscal support may no longer be needed to expand renewable energy.

The Market Opportunity for our SolarWindow™ Technology and Products

Based on initial market research, there are no commercially marketed OPV see-through glass windows similar to our SolarWindow™ device technology capable of generating electricity, available for sale in the United States. We believe our SolarWindow™ technology and products could be uniquely positioned as first-to-market, if commercially launch is timely.

Unprecedented levels of government initiatives, heightened residential demand for green construction, and improvements in sustainable materials are driving green building. Because buildings account for almost 50% of the energy consumed in developed countries, governments are putting increased focus on legislation and policies to improve their energy efficiency, according to the United States Environmental Protection Agency. In North America, initiatives such as the environmental building rating system (LEED) run by the U.S. Green Building Council are helping to transform the market for added-value glazing, and this trend is expected to continue. We anticipate similar opportunities in Europe, through the development of a European Union-wide energy labeling system for windows.

Our SolarWindow™ Products are under development for application to glass surfaces in such buildings, often referred to as “architectural flat glass” and “fabricated glass products.” In 2010, an industry report on flat glass by Pilkington, a major global glass manufacturer, noted that the ten largest cities in the United States had more than 444 million square feet of architectural glass. We do not believe that number has diminished over the past seven years; rather, we believe that this market is growing in volume, with global growth reported to be approximately 4-5% annually, with Europe, China and North America accounting for over 70% of global demand, according to the same report. Market research reports estimated the global flat glass market to be worth approximately $8.3 billion in 2016.

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Our Competitive Strengths

We believe that the following strengths of our SolarWindow™ technology should enable us to compete successfully in the alternative energy industry:

•	our products are unique solutions for generating sustainable electricity on glass and flexible materials;

•	we believe that there are no commercially-available transparent OPV products for sale that directly compete with our technologies and products, and therefore, SolarWindow™ products may be positioned as ‘first-to-market;’

•	our products have unique characteristics, not easily achievable by other companies or their renewable energy technologies. Our SolarWindow™ Products generate electricity while remaining transparent, and are able to produce electricity from natural sunlight and artificial light;

•	our SolarWindow™ Products are designed for application on the glass facades of commercial skyscrapers and are not confined to installation on limited rooftop space. The installation of typical roof-rack PV modules is often constrained by limited roof-top areas on commercial skyscrapers. In contrast, our SolarWindowTM Products are being designed to be applied to the entire glass façades of skyscrapers.

•	the electricity generated by our technologies is compatible for use with existing energy infrastructure for generating useable electricity. Our SolarWindow™ products are under development for seamless applications and integration for use in order to avoid burdening potential customers with special energy management systems;

•	SolarWindow™ transparent electricity-generating technology repurposes passive windows as energy generators;

•	our SolarWindow™ Products are being designed to be attractive, ‘active’ and completely silent energy producing product that addresses a growing energy demand;

•	our SolarWindow™ Products are anticipated to have a low price point may help deliver greater energy cost savings when compared to alternatives;

•	our SolarWindow™ Products are being designed and developed for high volume and speed production using lower-cost manufacturing processes and methods; and

•	our market strategy focuses on deployment using glass fabrication companies in an existing large global market with total glass market focus (Annealed & Tempered Glass, Glass Fabrication Processing, and Glazing Installation).

Our Business Strategy

Our goal is to complete the product development phase for our SolarWindow™ technologies and then, to the extent warranted, work towards commercial launch of SolarWindow™ Products. Key elements of our business strategy include:

•	partnering with window and glass companies that are capable of building SolarWindow™ Products that meet our performance, aesthetics; and strict environmental, energy, and budget specifications;

•	partnering with research institutions, product development firms, and others with proven technology expertise. We are currently working with scientists at NREL for the ongoing development of our SolarWindow™ Products. We will seek to engage additional firms and institutions with important technical and product development competencies as needed;

•	identifying partnerships for technology out-licensing and in-licensing opportunities. We are actively engaged in identifying potential industry or commercial partnerships for the out-licensing of our technologies, or, if warranted, the in-licensing of certain enabling technologies that could help accelerate our product development programs by reducing our need for internal research and development;

•	fostering commercial partnerships and joint ventures with industry partners. We are continuously working to develop commercial partnerships and joint ventures with third-parties, which could help us accelerate the development of our sales and distribution pipeline for any products which we develop;

•	developing pricing and power production models that capitalize on available energy subsidies in order to make our products affordable and attractive to end-users. In developing pricing strategies for any products we are able to develop, we would seek to provide our potential customers with access, to the extent available, to various subsidies, government incentives, tax credits, and other related financial mechanisms;

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•	developing cost-effective, efficient, and strategic facility planning for supply-chain management and manufacturing processes. Our SolarWindow™ technology and Products would require manufacturing systems and supply-chain management expertise. We have begun to strategize and work towards addressing these needs in a cost-effective and efficient manner. In August, 2017, we signed PIPA Agreement with TriView one of the primary goals of which is to develop such manufacturing processes;

•	identifying and potentially acquiring strategic technologies and/or companies that compliment SolarWindow. We are actively engaged in identifying technologies which may be strategic and/or complementary to our SolarWindow™ and/or MotionPower™ technologies for potential acquisition;

•	raising capital in new, engaging, and innovative ways in order to continue execute on, and potentially accelerate, our path to commercialization and building shareholder value;

•	formalizing strategic relationships and partnerships with glass, energy, architectural and engineering, building and construction industries that can assist us with commercial and market outreach;

•	working with strategic partners to design and build SolarWindow™ products and processes that can assist with commercial production; and

•	identifying and developing additional applications and markets for our SolarWindow™ products.

Competition for SolarWindow™ Technology and Products

The solar PV industry is highly competitive and such competition is increasing as participants in the industry keeps growing. Although we are not aware of other products utilizing technology substantially similar to our SolarWindow™ technology, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide, titanium dioxide, and copper indium di-selenide, and others to generate electricity from the sun’s light. Given the time, investment and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ technology product, currently under development.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete.

The descriptions of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•	Ubiquitous Energy is a company that began at the Massachusetts Institute of Technology and is initially moving toward the electronics (tablet & E-reader, cell phone) market. Their first product seems to be a very clear, high VLT, low efficiency charging system for the electronics market;

•	Solarmer is developing organic photovoltaic or OPV technology, targeting portable power, off-grid power, and building integrated photovoltaics (BIPV) markets. Solarmer will utilize its materials, devices, and roll-to-roll process technology to manufacture OPV modules with strategic partners throughout the world. Solarmer sells and provides OPV modules to product developers and system integrators who will integrate them into various products;

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•	ONYX Solar is a new type of solar company, while they are not an OPV material company, the company is considered a competitor in the space for generating power under low light conditions. Their current technology is mixture of semitransparent amorphous Si, Crystalline Si and possibly Copper, Indium, Gallium, Selenide (CIS or CIGS) and is also working on OPV. They are currently in production, and are generating revenue; and

•	Sharp Corporation has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer).

These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	processes that are operational and manufacturing prototype or final products;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	significantly greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our licensee or sub-licensees, if any, to compete effectively in product development areas such as, but not limited to: safety, price, marketing and distribution.

If our competitors were to succeed in developing products that are more effective than our SolarWindow™ technology, some or all of our SolarWindow™ Products could be rendered obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations, advertising, and market access outreach programs designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technology development and commercial sales. Another important factor will be the timing of market introduction of any SolarWindowTM products we develop. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of any products we develop to the market is expected to be an important competitive factor.

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Proprietary Assets

SolarWindowTM Technology

Our SolarWindow™ technology is the subject of sixty (60) US and International patent filings.

Government Regulation

Our SolarWindow™ technology may be subject to certain government regulations and standards. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory or regulatory provisions governing our research and product development processes, as well as approval of the manufacturing and marketing of any products derived from such research and development activities.

The production and marketing of SolarWindow™ technology derived products would be subject to existing and future safety & health regulations and standards.

Current safety & health requirements and standards for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

Employees

As of August 31, 2017, we had three full time employees, Mr. John A. Conklin, President and Chief Executive Officer and Chief Financial Officer; Dr. Scott Hammond, Principal Scientist and Briana Erickson, Manager of Business Operations & Communication.

Office Facilities

Our corporate office is located at 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. Rent for this office space is $1,165 per month.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since

John A. Conklin	57	President, Chief Executive Officer and Chief Financial Officer, Director	August 9, 2010

Alastair Livesey	60	Director	September 19, 2007

Joseph Sierchio	68	Director	July 24, 2008

Jatinder Bhogal	50	Director	August 7, 2017

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

John A. Conklin. Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting company, and founder of National Solar Systems, LLC, a New York based renewable energy firm. Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs. With over 32 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted regarding and overseen the technical and business requirements of over 50 technology, manufacturing and industrial companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacturer of power systems. Mr. Conklin serves as our President and Chief Executive Officer and brings a combination of technical, business and hands-on alternative and renewable energy experience.

Alastair Livesey. Dr. Livesey earned his B.A. in Science from the University of Cambridge in 1979, followed by an M.A. and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984, respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. In April 2010, Dr. Livesey was appointed as the Managing Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators. Dr. Livesey has subsequently left Diverse Energy and started a new company, Africa Power Ltd., to sell low-carbon and renewable power in Africa. Dr. Livesey was invited to join the Board due to, and we continue to benefit from, his experience with scientific research, and product and business development.

Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Satterlee Stephens LLP, our counsel, since September 2016. Prior to that, Mr. Sierchio was engaged in the practice of law as a member of Sierchio & Partners, LLP from May 2007 through September 2016. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of RenovaCare, Inc., which is engaged in the research and development of an organ regenerating technology. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

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Jatinder S. Bhogal. Mr. Jay (Jatinder) S. Bhogal, President & CEO, Vector Asset Management, brings 20 years of experience helping finance and build companies in diversified industries, including: online media, health services, medical devices, drug discovery, vaccine production, renewable and alternative energy, fossil fuels, and others. Numerous breakthrough technologies supported by Mr. Bhogal have grown from inception to achieve $300 million-plus market capitalization. As a private investor, director, and executive, Mr. Bhogal has incubated and directed ventures and projects in collaboration with leading research institutions and government agencies, including: United States Department of Energy’s National Renewable Energy Laboratory, University of California Berkeley, Dartmouth College, NASA’s International Space Station National Laboratory Initiative (on board the Space Shuttle ‘Endeavour’ with USDA; mission STS-126), and others.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (229.401(f)).

Section 16(A) Beneficial Ownership Reporting Compliance

Because we do not have a class of equity securities registered pursuant to Section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.solarwindow.com. To access our Code of Ethics, click on “Investors”, and then click on “Code of Ethics” located under “Corporate Governance.”

A copy of our Code of Ethics may be obtained at no charge by sending a written request to our President and Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

Corporate Governance

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.solarwindow.com. To access our Corporate Governance Guidelines, click on “Investors,” and then click on “Corporate Governance Principles” located under “Corporate Governance.”

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors; however, at this time, after considering all of the relevant facts and circumstances, our Board has determined that Mr. Livesey is independent from our management and qualifies as an “independent director” under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

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Board Leadership Structure

We currently have only one executive officer and four directors. Our Board has reviewed our current Board leadership structure, which consists of a Chief Executive Officer and no Chairman of the Board. In light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended August 31, 2017, the Board held a total of eight meetings. All members of the Board attended all Board meetings. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting of shareholders during the fiscal year ended August 31, 2017.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

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While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at SolarWindow Technologies, Inc., Attention: John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. The Board will review and respond to all correspondence received, as appropriate.

Compensation Of Directors

We do not pay director compensation to directors who are also our employees. Our Board determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	compensation should assist with attracting and retaining qualified directors.

For their services as directors and actual expenses incurred to attend meetings of the Board, non-employee directors received $4,250 per quarter which was increased to $4,500 per quarter beginning on March 1, 2016. Directors are entitled to participate in, and have been issued options and shares of common stock under, our 2006 Plan.

The following table provides information as to compensation for services of the non-employee directors during the fiscal years ended August 31, 2017 and 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Alastair Livesey	18,000	131,200	149,200
Joseph Sierchio	18,000	131,200	149,200
Jatinder S. Bhogal(2)	-	-	-
Total 2017 director compensation	36,000	262,400	298,400

Alastair Livesey	17,750	112,500	130,250
Joseph Sierchio	17,750	112,500	130,250
Total 2016 director compensation	35,500	225,000	260,500

_________

(1) Represents the issuance of 40,000 shares and 30,000 shares of common stock during the year ended August 31, 2017 and 2016, respectively, see “NOTE 6 – Common Stock and Warrants” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016

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(2) Mr. Bhogal became a director of the Company effective August 7, 2017.

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;

•	motivate and reward executives whose experience and skills are critical to our success;

•	reward performance; and

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;

•	motivate and reward executives whose experience and skills are critical to our success;

•	reward performance; and

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

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The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”); the Chief Operating Officer (the “COO”) and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal year ended August 31, 2017 and 2016 (the “Named Executive Officers”).

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (2)	Total ($)
John A. Conklin (3) President, Chief Executive Officer,	2017	$221,500	-	$131,200	-	$33,857	$386,557
Chief Financial Officer and Director	2016	$221,500	-	$112,500	-	$30,633	$364,633

________

(1) Represents the issuance of 40,000 shares and 30,000 shares of common stock during the year ended August 31, 2017 and 2016, respectively, for Mr. Conklin’s service to the Company as a director, see “NOTE 6 – Common Stock and Warrants” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016

(2) Our employees generally maintain private insurance coverage and are reimbursed an agreed upon amount each month to offset their out-of-pocket medical insurance premiums.

Effective August 9, 2010, we appointed Mr. Conklin to serve as our President, Chief Executive Officer, and Chief Financial Officer and entered into an Employment Agreement with him on such date. Pursuant to Mr. Conklin’s Employment Agreement, he is entitled to an annual salary and a stipend to cover medical insurance premiums.

On January 1, 2014, we and Mr. Conklin entered into an employment agreement (the “2014 Employment Agreement”) pursuant to which Mr. Conklin is paid an annual salary of $221,500 and a stipend of $2,214. Effective January 1, 2015, Mr. Conklin’s medical stipend was increased to $2,391 per month. Effective January 1, 2016, Mr. Conklin’s medical stipend was increased to $2,593 per month. Effective January 1, 2017, Mr. Conklin’s medical stipend was increased to $2,945 per month. Effective August 1, 2017, Mr. Conklin voluntarily reduced his medical stipend to $2,166 per month. Additionally, on January 27, 2014, pursuant to the 2014 Employment Agreement, Mr. Conklin received a grant of 700,000 stock options and forfeited 233,334 unvested, performance based stock options originally granted on August 9, 2010.

On December 27, 2017, the Company entered into a new employment agreement, having an effective date of January 1, 2018, with John Conklin (the “2018 Employment Agreement”) pursuant to which Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. Unless earlier terminated in accordance with its terms, the 2018 Employment Agreement terminates on December 31, 2021. Pursuant to the 2018 Employment Agreement, Mr. Conklin will receive cash compensation of $275,000 per year and was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th per month and exercisable on a cashless basis until such time as the Company’s common stock is listed for trading on a national securities exchange. The 2018 Employment Agreement may be terminated with or without cause, by the Company or by Mr. Conklin, subject to the rights and obligations contained therein, with or without good reason. Mr. Conklin’s prior employment agreement expired on December 31, 2017.

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Outstanding Equity Awards

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of January 16, 2018.

Option Awards

Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
John A. Conklin (1)	-	1,008,000	$5.35	12/27/2028
	20,000	20,000	$4.87	11/21/2027

________

(1) Subsequently, on November 21, 2017 Mr. Conklin was granted 40,000 options, exercisable at $4.87 per share, of which 20,000 vested immediately and 20,000 vest on November 21, 2018; on December 31, 2017 an additional 50,000 options, exercisable at $2.90 per share, vested, in accordance with the terms of the 2014 Employment Agreement; and on January 4, 2018, Mr. Conklin exercised the 50,000 options that vested on December 31, 2017, on a cashless basis, and received 34,013 shares of common stock. Pursuant to the terms of the 2018 Employment Agreement Mr. Conklin was granted an aggregate of 1,008,000 options, exercisable at $5.35 per share and vesting, in arrears, at the rate of 21,000 options per month during the term of the 2018 Employment Agreement. Upon termination of 2014 Employment Agreement the balance of unvested options expired.

Employee directors are eligible to receive stock option compensation but do not receive cash compensation in addition to their monthly salary for services rendered as a director.

Potential Payments upon Termination or Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

On December 27, 2017, the Company and Mr. Conklin entered into the 2018 Employment Agreement, which by its terms became effective January 1, 2018 (the “Effective Date”). Pursuant to the 2018 Employment Agreement Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. Unless earlier terminated in accordance with its terms, the 2018 Employment Agreement terminates on December 31, 2021. Pursuant to the 2018 Employment Agreement, Mr. Conklin will receive cash compensation of $275,000 per year and was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th per month and exercisable on a cashless basis until such time as the Company’s common stock is listed for trading on a national securities exchange.

The 2018 Employment Agreement may be terminated with or without cause, by the Company or by Mr. Conklin, subject to the rights and obligations contained therein, with or without good reason. In the event the Mr. Conklin’s employment is terminated by the Company without cause or by Mr. Conklin for good reason the Executive’s rights and the Company’s obligations under the 2018 Employment Agreement shall cease (except to the extent specifically provided to survive the termination of this Agreement), as of the termination date (the “Termination Date”) of the 2018 Employment Agreement; provided, however, that the Company shall pay Mr. Conklin (subject to Mr. Conklin’s compliance with the terms and conditions of the 2018 Employment Agreement:

(A) his monthly salary, his business expense reimbursements, and his medical insurance reimbursements all prorated through the termination date; and

(B) a severance payment (the “Severance Payment”) equal to:

(1) six (6) months’ salary as in effect on the Termination Date if the 2018 Employment Agreement is terminated after the Effective Date and prior to December 31, 2018;

(2) four (4) months’ salary as in effect on the Termination Date if the 2018 Employment Agreement is terminated after December 31, 2018 and prior to December 31, 2019;

(3) three (3) months’ salary as in effect on the Termination Date if the 2018 Employment Agreement is terminated after December 31, 2019 and prior to December 31, 2021; and

(4) in addition to the delivery of the applicable Severance Payment by the Company, 50 % of the then unvested options granted to Mr. Conklin pursuant to the 2018 Employment Agreement shall vest as of the Termination Date (the “Severance Options”), with the balance of the unvested options expiring as of the Termination Date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 16, 2018 by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner Directors and Officers (1)	Number of shares Beneficially Owned (2)	% of Class Owned (2)

John A. Conklin (3)	282,110	0.78
Alastair Livesey (4)	115,734	*
Joseph Sierchio (5)	219,234	*
Jatinder S. Bhogal(6)	135,000	*
All Directors and Officers as a Group (4 people)	752,078	2.07
5% Stockholders
Kalen Capital Corporation (7) The Kalen Capital Building 688 West Hastings St. Suite 700 Vancouver, BC V6B 1P1	27,344,833	61.41
______
* less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 36,249,544 shares of common stock issued and outstanding on a fully diluted basis as of January 16, 2018. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Includes 220,110 shares of common stock and 20,000 shares of common stock reserved for issuance upon the exercise of vested stock options. Includes 42,000 shares issuable upon exercise of options expected to vest on or before February 28, 2018. Does not include 986,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(4) Includes 99,067 shares of common stock and 16,667 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 20,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(5) Includes 182,567 shares of common stock and 36,667 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 20,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(6) Includes 90,000 shares of common stock and 45,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 45,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(7) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of January 16, 2018, based upon the review of our transfer records as of said date and information provided to us by Kalen Capital Corporation and includes: (a) 19,064,931 shares owned by Kalen Capital Corporation and its wholly owned subsidiary; (b) up to 246,000 shares issuable upon exercise of a Series M Warrant; (c) up to 767,000 shares issuable upon exercise of a Series N Warrant; (d) up to 213,500 shares issuable upon exercise of a Series P Warrant; (e) up to 468,750 shares issuable upon exercise of a Series R Warrant; (f) up to 300,000 shares issuable upon exercise of a Series S-A Warrant; (g) 2,928,826 shares issuable upon conversion of the 2015 Loan Agreement; and (h) up to 2,928,826 shares issuable upon exercise of a warrant issuable upon conversion of the 2015 Loan Agreement (assuming the 2015 Loan Agreement was converted as of January 16, 2018 at a conversion price of $1.37. As of the date of this report we have not received a notice of conversion from Kalen Capital Corporation).

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director's independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes

Transactions with Related Persons

The Board is responsible for review, approval, or ratification of “related-person transactions” involving SolarWindow Technologies, Inc. or its subsidiaries and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. SolarWindow Technologies, Inc. is required to report any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person's only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company's shares, if the amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenue;

•	compensation to executive officers determined by the Board;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

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The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person's interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the fiscal years ended August 31, 2017 and 2016:

On July 24, 2017, the Company entered into the July 2017 Private Placement with the Investor for the sale of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis.

On March 2, 2017, the Investor exercised outstanding warrants to purchase up to 7,642,631 shares of the Company’s common stock on a cashless basis, consisting of: (i) a Series I Warrant to purchase up to 921,875 shares; (ii) a Series J Warrant to purchase up to 3,110,378 shares; (iii) a Series K Warrant to purchase up to 3,110,378 shares; and (iv) a Series L Warrant to purchase up to 500,000 shares, resulting in the issuance of 5,215,046 shares of common stock.

On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020. For more information, see “NOTE 3 - Debt” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K..

On December 7, 2015, we entered into a Bridge Loan Agreement with the Investor pursuant to which we borrowed $550,000. As a condition to the Investor’s entry into the December 2015 Loan Agreement, we issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of our common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020. For more information, see “NOTE 3 – Debt” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

On March 4, 2015, we entered into the Bridge Loan Agreement with The Investor pursuant to which we borrowed $600,000 at an annual interest rate of 7%, compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued the Investor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company’s common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, the Investor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued the Investor a Series M Stock Purchase Warrant to purchase 100,000 shares of the Company’s common stock through December 7, 2020, at an exercise price of $2.34 per share. For more information, see “NOTE 3 – Debt” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

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During the year ended August 31, 2016, the Investor purchased 250 PPM Units related to the March 2016 Private Placement resulting in us receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, we issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants. For more information, see “NOTE 3 – Debt” and “NOTE 4 – Private Placement” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

During the year ended August 31, 2016, the Investor purchased 468,750 units under the June 2016 Private Placement resulting in us receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants. For more information, see “NOTE 4 – Private Placement” to the SolarWindow Technologies, Inc. Consolidated Financial Statements contained in this Form 10-K.

The law firm of Sierchio & Partners, LLP, of which Joseph Sierchio, one of the Company’s directors, was a principal, had provided counsel to the Company since its inception. Beginning in September 2016, Mr. Sierchio became a partner at Satterlee Stephens LLP (“Satterlee”). Concurrently with Mr. Sierchio’s move to Satterlee, the Company engaged with Satterlee to provide legal counsel with Mr. Sierchio maintaining his role as the Company’s primary attorney. During the years ended August 31, 2017 and 2016, the Company recognized $321,739 and $291,951 of fees for legal services billed by firms associated with Mr. Sierchio. At August 31, 2017, the Company owed Satterlee $90,184 which is included in accounts payable. During the three months ended November 30, 2017 and 2016, the Company recognized $74,067 and $106,550 of fees for legal services billed by firms associated with Mr. Sierchio. At November 30, 2017, the Company owed Satterlee $129,252 which is included in accounts payable. At August 31, 2017, the Company owed Satterlee $105,184 which is included in accounts payable. On December 15, 2017, the Company paid Satterlee $129,252 in full satisfaction of all amounts owing to Satterlee through November 30, 2017. Mr. Sierchio continues to serve as a director of the Company.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014 as amended on November 11, 2016. Pursuant to the Consulting Agreement, Mr. Bhogal received compensation of $5,000 per month. During the three months ended November 30, 2017 and 2016, the Company recognized $15,000 of expense in connection with the Consulting Agreement.

For related party transactions that do not exceed $120,000 please see “Note 9 - Related Party Transactions” in the notes to the consolidated financial statements included in this Form 10-K.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the date of this prospectus there were 36,249,544 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

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Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of November 30, 2017, the following warrants were issued and outstanding:

Description	Number	Weighted Average Exercise Price	Expiration Date
Series M	246,000	$2.34	December 31, 2022
Series N	767,000	$3.38	December 31, 2022
Series P	309,000	$3.70	April 30, 2018
Series R	937,500	$4.00	December 31, 2022
Series S-A	300,000	$2.53	December 31, 2022
Series S	821,600	$3.42	September 29, 2022
Total	3,381,100

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than Series P Warrants, all of the following warrants may be exercised on a cashless basis.

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Options

The following table summarizes information about stock options outstanding and exercisable at November 30, 2017:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$2.70	1,500,000	4.60	2.70	-	4.60	2.70
2.90	350,000	6.16	2.90	-	6.16	2.90
3.28	17,500	8.96	3.28	17,500	8.96	3.28
3.46	35,000	8.10	3.46	15,000	8.10	3.46
4.87	255,000	9.98	4.87	127,500	9.98	4.87
4.98	16,667	0.27	4.98	16,667	0.27	4.98
5.94	33,334	3.07	5.94	33,334	3.07	5.94
Total	2,207,501	5.51	$3.07	210,001	7.89	$4.82

Debt

As of November 30, 2017 and August 31, 2017, the Company had the following outstanding debt balances:

	Issue	Maturity		Debt		Interest
	Date	Date	Principal	Discount	Balance	Payable
As of November 30, 2017:
March 2015 Loan as amended	3/4/2015	12/31/2019	$600,000	$-	$600,000	$127,901
2013 Note as amended	10/7/2013	12/31/2019	3,000,000	(1,142,495)	1,857,505	1,012,492
			$3,600,000	$(1,142,495)	$2,457,505	$1,140,393
As of August 31, 2017:
March 2015 Loan as amended	3/4/2015	12/31/2017	$600,000	$-	$600,000	$113,465
2013 Note as amended	10/7/2013	12/31/2017	3,000,000	(413,377)	2,586,623	932,912
			$3,600,000	$(413,377)	$3,186,623	$1,046,377

March 2015 Loan as Amended

On March 4, 2015, the Company entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been merged with and into Kalen Capital Corporation (the “Investor”)). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%.

On November 3, 2017, the Company entered into the Third Amendment related to the March 2015 Loan pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022.

During the three months ended November 30, 2017 and 2016, the Company recognized $14,436 and $11,617, respectively, of interest expense. During the three months ended November 30, 2017 and 2016, the Company recognized debt discount accretion of $0 and $55,720, respectively.

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2013 Note as Amended

On October 7, 2013, the Company sold to the Investor an unsecured Convertible Promissory Note (the “2013 Note”) in the amount of $3,000,000 with 7% interest compounded quarterly. According to the terms of the amended 2013 Note, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities, with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. If issued, the Warrant included in the Units will be exercisable for a period of five years. As of November 30, 2017, if the investor elected to convert the entirety of amounts owing under the 2013 Note, the Company would be obligated to issue a warrant for the purchase of 2,928,826 shares of common stock.

On November 3, 2017, the Company entered into the Third Amendment related to the 2013 Note pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022, as described below, resulting in an additional debt discount of $1,074,265 as of November 3, 2017. The modification did not result in a gain or loss due to the related party nature of the transaction.

The maturity date of the remaining Series M Warrant to purchase 246,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $82,656 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series N Warrant to purchase 767,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $327,509 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series P Warrant to purchase 213,500 shares of common stock was extended from April 30, 2018 to December 31, 2022. The Company recorded $348,219 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series R Warrant to purchase 468,750 shares of common stock was extended from June 20, 2021 to December 31, 2022. The Company recorded $295,781 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series S-A Warrant to purchase 300,000 shares of common stock was extended from July 24, 2022 to December 31, 2022. The Company recorded $20,100 as a debt discount to recognize the increase in value for the extension of the expiration date.

Interest expense related to the 2013 Note, as amended, amounted to $79,580 and $64,036 during the three months ended November 30, 2017 and 2016, respectively.

Accretion of the debt discount related to the 2013 Note as amended amounted to $345,147 and $308,339 during the three months ended November 30, 2017 and 2016, respectively. The remaining debt discount related to warrant expiration date extensions totals $1,142,495 and will be amortized through December 31, 2019.

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Shares Eligible for Resale

The market for our common stock has historically been volatile; there is no assurance that an orderly and liquid trading market for our common stock will develop or be sustained after the completion of this offering. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 36,249,544 shares of our common stock issued and outstanding, of which15,330,324 shares are deemed “restricted securities” or “control securities” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 3,170,645 shares of common stock (including shares issuable upon exercise of outstanding warrants or conversion of outstanding convertible notes). The percentage of outstanding shares beneficially owned is based on 36,249,544 shares of common stock issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholders beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name. None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

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Selling Stockholder	# of Shares Beneficially Owned prior to the Offering	% of Issued and Outstanding Shares Beneficially Owned Prior to the Offering (1)		# of Shares Registered and to be Sold in this Offering (2)	Estimated No. of Shares Beneficially Owned After this Offering	% of Issued and Outstanding Shares Beneficially Owned after this Offering (2)
Mackie Research Capital Corp ITF Cindy Bains	1,571,823	4.26	(3)	1,571,823	-	-
Herdev S. Rayat	372,000	1.02	(4)	372,000	-	-
Michael Emmott	3,200	*	(5)	3,200	-	-
Narinder Thouli	32,000	*	(6)	32,000	-	-
Cynthia A. Eck	30,000	*	(7)	30,000	-	-
David Klaue	10,000	*	(8)	10,000	-	-
Dominick Milano & Jeannette Milano Joint Tenants in Common	5,000	*	(9)	5,000	-	-
Donald Daniel	37,500	*	(10)	37,500	-	-
Floyd Colip	1,500	*	(11)	1,500	-	-
George F. Johnson, Jr. & Kathy Johnson JT TEN	3,000	*	(12)	3,000	-	-
Gilbert F. Mueller	2,500	*	(13)	2,500	-	-
Gregory R. Connor	5,000	*	(9)	5,000	-	-
I. David Reingold	2,500	*	(13)	2,500	-	-
Jerald Shapiro	17,500	*	(14)	17,500	-	-
Kenneth J. O'Donnell & Janet R. O'Donnell JT TEN	2,500	*	(13)	2,500	-	-
Kurt M. Weigel	5,000	*	(9)	5,000	-	-
Larry Filkoff	5,000	*	(9)	5,000	-	-
Louis R. Jeffrey	5,000	*	(9)	5,000	-	-
M. Jack Wilkenfeld	10,000	*	(15)	10,000	-	-
Raymond Szulc	2,500	*	(16)	2,500	-	-
Scott Palmer	20,000	*	(17)	20,000	-	-
Teh-Kuei Chen	4,500	*	(18)	4,500	-	-
Thomas R. Gay & Mark D. Sample JT TEN	2,500	*	(13)	2,500	-	-
Warren M. Rehn	1,000	*	(19)	1,000	-	-
Wendy E. Brawer & Ray E. Sage JT TEN	4,000	*	(18)	4,000	-	-
Emanuel M. Landau	1,500	*	(11)	1,500	-	-
Andy Bittner	13,622	*	(20)	13,622	-	-
Kalen Capital Corporation	27,344,833	61.41	(21)	1,000,000	26,344,833	59.16
Total	29,515,478	66.69		3,170,645	26,344,833	59.16

_________

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 36,249,544 shares of common stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. Please refer to “Plan of Distribution.”

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(2) The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholders may offer all or only some portion of the 3,170,645 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “% of Issued and Outstanding Shares Beneficially Owned After This Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares. Please refer to “Plan of Distribution.”

(3) Includes 928,823 shares of common stock and 643,000 shares of common stock issuable upon the exercise of Series S Warrants.

(4) Includes 50,000 shares of common stock issuable upon the exercise of a Series P Warrants registered to Herdev S. Rayat, and 161,000 shares of common stock and 161,000 shares common stock issuable upon the exercise of a Series S Warrant registered to Willamette Ventures, LLP. Herdev S. Rayat is a Partner in Willamette Ventures, LLP and may be deemed to be the beneficial owner of these shares.

(5) Represents 1,600 shares of common stock and 1,600 shares of common stock issuable upon the exercise of a Series S Warrant.

(6) Represents 16,000 shares of common stock and 16,000 shares of common stock issuable upon the exercise of a Series S Warrant.

(7) Represents 24,000 shares of common stock and 6,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(8) Represents 8,000 shares of common stock and 2,000 shares of common stock issuable upon the exercise of a Series P Warrant.

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(9) Represents 4,000 shares of common stock and 1,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(10) Represents 30,000 shares of common stock and 7,500 shares of common stock issuable upon the exercise of a Series P Warrant.

(11) Represents 1,000 shares of common stock and 500 shares of common stock issuable upon the exercise of a Series P Warrant.

(12) Represents 2,000 shares of common stock and 1,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(13) Represents 2,000 shares of common stock and 500 shares of common stock issuable upon the exercise of a Series P Warrant.

(14) Represents 14,000 shares of common stock and 3,500 shares of common stock issuable upon the exercise of a Series P Warrant.

(15) Represents 8,000 shares of common stock and 2,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(16) Represents 2,500 shares of common stock.

(17) Represents 16,000 shares of common stock and 4,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(18) Represents 3,000 shares of common stock and 1,000 shares of common stock issuable upon the exercise of a Series P Warrant.

(19) Represents 1,000 shares of common stock.

(20) Andy Bittner performs consulting work for the Company.

(21) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of January 16, 2018, based upon the review of our transfer records as of said date and information provided to us by Kalen Capital Corporation and includes: (a) 19,064,931 shares owned by Kalen Capital Corporation and its wholly owned subsidiary; (b) up to 246,000 shares issuable upon exercise of a Series M Warrant; (c) up to 767,000 shares issuable upon exercise of a Series N Warrant; (d) up to 213,500 shares issuable upon exercise of a Series P Warrant; (e) up to 468,750 shares issuable upon exercise of a Series R Warrant; (f) up to 300,000 shares issuable upon exercise of a Series S-A Warrant; (g) 2,928,826 shares issuable upon conversion of the 2015 Loan Agreement; and (h) up to 2,928,826 shares issuable upon exercise of a warrant issuable upon conversion of the 2015 Loan Agreement (assuming the 2015 Loan Agreement was converted as of January 16, 2018 at a conversion price of $1.37. As of the date of this report we have not received a notice of conversion from Kalen Capital Corporation).

Other than the relationships described in the table and footnotes and elsewhere in this prospectus, the Selling Stockholders have not had or have any material relationship with us or any of our affiliates within the past three years. Based upon representations made by the Selling Stockholders to us, we do not believe that any of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other inter-dealer quotation system, stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

59

Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale all of the shares owned by the Selling Stockholders, including shares issuable upon exercise of warrants owned as of October 7, 2014 and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor's securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholders with demand registration rights and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for SolarWindow Technologies, Inc. by Satterlee Stephens LLP, 230 Park Avenue, 11th Floor, New York, New York 10169. Joseph Sierchio, a partner of Satterlee Stephens LLP, is one of our directors and the beneficial owner of 219,234 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended August 31, 2016 and 2015, appearing herein, have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: SolarWindow Technologies, Inc., 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044, or telephoning us at: (800) 213-0689.

60

INDEX TO

CONSOLIDATED

FINANCIAL STATEMENTS

61

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	November 30,	August 31,
	2017	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,802,044	$670,853
Deferred research and development costs	92,338	91,204
Prepaid expenses and other current assets	48,480	16,698
Total current assets	2,942,862	778,755

Equipment, net of accumulated depreciation of $57,017 and $53,181, respectively	49,116	52,953
Total assets	$2,991,978	$831,708

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$310,295	$230,184
Total current liabilities	310,295	230,184

Bridge note payable to related party	600,000	600,000
Convertible promissory note payable to related party, net of discount of $1,142,495 and $413,377, respectively	1,857,505	2,586,623
Interest payable to related party	1,140,393	1,046,377
Total long term liabilities	3,597,898	4,233,000
Total liabilities	3,908,193	4,463,184

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 35,900,419 and 34,329,691 shares issued and outstanding at November 30, 2017 and August 31, 2017, respectively.	35,900	34,330
Additional paid-in capital	40,776,790	35,363,946
Retained deficit	(41,728,905)	(39,029,752)
Total stockholders' equity (deficit)	(916,215)	(3,631,476)
Total liabilities and stockholders' equity (deficit)	$2,991,978	$831,708

(The accompanying notes are an integral part of these consolidated financial statements)

F-1

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2017 AND 2016

	Three Months Ended November 30,
	2017	2016

Revenue	$-	$-

Operating expense
Selling, general and administrative	1,841,227	1,044,345
Research and product development	418,763	237,787
Total operating expense	2,259,990	1,282,132

Loss from operations	(2,259,990)	(1,282,132)

Other income (expense)
Interest expense	(94,016)	(76,338)
Accretion of debt discount	(345,147)	(364,059)
Total other income (expense)	(439,163)	(440,397)

Net loss	$(2,699,153)	$(1,722,529)

Basic and Diluted Loss per Common Share	$(0.08)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	35,373,077	28,566,605

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Unaudited)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2017 AND YEAR ENDED AUGUST 31, 2017

	Common Stock		Additional Paid-in	Retained	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance, August 31, 2016	28,500,221	$28,500	$33,729,715	$(33,676,327)	$81,888

July 2017 Private Placement units issued	300,000	300	689,700	-	690,000
Stock based compensation related to stock issuances	138,904	139	448,463	-	448,602
Exercise of warrants for cash	129,000	129	301,731	-	301,860
Exercise of warrants on a cashless basis	5,215,046	5,215	(5,215)	-	-
Exercise of stock options on a cashless basis	46,520	47	(47)	-	-
Stock based compensation due to common stock purchase options	-	-	199,599	-	199,599
Net loss for the nine months ended August 31, 2017	-	-	-	(5,353,425)	(5,353,425)
Balance, August 31, 2017	34,329,691	34,330	35,363,946	(39,029,752)	(3,631,476)

September 2017 Private Placement units issued	821,600	822	2,554,354	-	2,555,176
Stock based compensation related to stock issuances	210,000	210	1,022,490	-	1,022,700
Exercise of warrants for cash	80,000	80	247,920	-	248,000
Exercise of warrants on a cashless basis	379,880	379	(379)	-	-
Exercise of stock options on a cashless basis	79,248	79	(79)	-	-
Stock based compensation due to common stock purchase options	-	-	514,273	-	514,273
Discount on convertible promissory note due warrant modifications	-	-	1,074,265	-	1,074,265
Net loss for the three months ended November 30, 2017	-	-	-	(2,699,153)	(2,699,153)
Balance, November 30, 2017	35,900,419	$35,900	$40,776,790	$(41,728,905)	$(916,215)

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2017 AND 2016

	Three Months Ended November 30,
	2017	2016
Cash flows from operating activities
Net loss	$(2,699,153)	$(1,722,529)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation	3,837	2,279
Stock based compensation expense	1,536,973	492,200
Accretion of debt discount	345,147	364,059
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	(1,134)	120,046
Decrease (increase) in prepaid expenses and other current assets	(31,782)	(10,618)
Increase (decrease) in accounts payable and accrued expenses	80,111	(47,482)
Increase (decrease) in interest payable	94,016	74,885
Net cash flows from operating activities	(671,985)	(727,160)

Cash flows from financing activities
Proceeds from the issuance of equity securities	2,803,176	-
Repayment of promissory note	-	(18,146)
Net cash flows from financing activities	2,803,176	(18,146)

Change in cash and cash equivalents	2,131,191	(745,306)

Cash and cash equivalents at beginning of period	670,853	2,509,215

Cash and cash equivalents at end of period	$2,802,044	$1,763,909

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$1,453
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Discount on convertible promissory note due to to warrant modifications	$1,074,265	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Basis of Presentation, Organization, Recent Accounting Pronouncements and Going Concern

Basis of Presentation

The unaudited financial statements of SolarWindow Technologies, Inc. (the “Company”) as of November 30, 2017, and for the three months ended November 30, 2017 and 2016, have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial reporting and include the Company’s wholly-owned subsidiaries, Kinetic Energy Corporation (“KEC”), and New Energy Solar Corporation (“New Energy Solar”). Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended August 31, 2017, as filed with the Securities and Exchange Commission as part of the Company’s Form 10-K. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

SolarWindow Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. to align the company name with its brand identity. The Company’s ticker symbol changed to WNDW.

The Company has been developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company’s SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent coating of organic photovoltaic solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light. The Company’s researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

The Company’s SolarWindow™ product development programs involve ongoing product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants. The Company’s activities are subject to significant risks and uncertainties, including, but not limited to, the Company’s failure to secure, on a timely basis, adequate additional funding to commercialize its SolarWindow™ technology or the development of a similar technology and products, by existing or potential future competitors, who may gain earlier market entry or greater market acceptance than the Company’s technology and products.

Recent Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance is effective for our fiscal year beginning in the current quarter. The adoption of ASU 2016-09 did not have a material impact on the consolidated financial statements.

F-5

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The standard requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent. ASU 2015-17 is effective for our fiscal year beginning in the current quarter. The adoption of ASU 2015-17 did not have a material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, to clarify the principles used to recognize revenue for all entities. In March 2016, the FASB issued ASU 2016-08 to further clarify the implementation guidance on principal versus agent considerations. The guidance is effective for annual and interim periods beginning after December 15, 2017. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

Going Concern

The Company does not have any commercialized products, has not generated any revenue since inception and has sustained recurring losses and negative cash flows from operations since inception. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our products and technologies. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

As of the date of filing of the Company’s most recent Form 10-K on November 22, 2017, based on management’s assessment, the Company had sufficient cash to meet its funding requirements over the next twelve months. Currently, based upon its near term anticipated level of operations and expenditures, management believes that cash on hand should be sufficient to enable the Company to continue operations through November 2018 or approximately ten months from the date of this quarterly report. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

The Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek additional funding through private equity or convertible debt. If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay; reduce the scope of or terminate its research and development programs; sell rights to its SolarWindow™ technology and/or MotionPower™ technology, or other technologies or products based upon these technologies; or license the rights to these technologies or products on terms that are less favorable to the Company than might otherwise be available.

F-6

NOTE 2 - Debt

As of November 30, 2017 and August 31, 2017, the Company had the following outstanding debt balances:

	Issue	Maturity		Debt		Interest
	Date	Date	Principal	Discount	Balance	Payable
As of November 30, 2017:
March 2015 Loan as amended	3/4/2015	12/31/2019	$600,000	$-	$600,000	$127,901
2013 Note as amended	10/7/2013	12/31/2019	3,000,000	(1,142,495)	1,857,505	1,012,492
			$3,600,000	$(1,142,495)	$2,457,505	$1,140,393

As of August 31, 2017:
March 2015 Loan as amended	3/4/2015	12/31/2017	$600,000	$-	$600,000	$113,465
2013 Note as amended	10/7/2013	12/31/2017	3,000,000	(413,377)	2,586,623	932,912
			$3,600,000	$(413,377)	$3,186,623	$1,046,377

March 2015 Loan as Amended

On March 4, 2015, the Company entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been merged with and into Kalen Capital Corporation (the “Investor”)). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%.

On November 3, 2017, the Company entered into the Third Amendment related to the March 2015 Loan pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022.

During the three months ended November 30, 2017 and 2016, the Company recognized $14,436 and $11,617, respectively, of interest expense. During the three months ended November 30, 2017 and 2016, the Company recognized debt discount accretion of $0 and $55,720, respectively.

2013 Note as Amended

On October 7, 2013, the Company sold to the Investor an unsecured Convertible Promissory Note (the “2013 Note”) in the amount of $3,000,000 with 7% interest compounded quarterly. According to the terms of the amended 2013 Note, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities, with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. If issued, the Warrant included in the Units will be exercisable for a period of five years. As of November 30, 2017, if the investor elected to convert the entirety of amounts owing under the 2013 Note, the Company would be obligated to issue a warrant for the purchase of 2,928,826 shares of common stock.

F-7

On November 3, 2017, the Company entered into the Third Amendment related to the 2013 Note pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022, as described below, resulting in an additional debt discount of $1,074,265 as of November 3, 2017. The modification did not result in a gain or loss due to the related party nature of the transaction.

The maturity date of the remaining Series M Warrant to purchase 246,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $82,656 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series N Warrant to purchase 767,000 shares of common stock was extended from December 31, 2020 to December 31, 2022. The Company recorded $327,509 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series P Warrant to purchase 213,500 shares of common stock was extended from April 30, 2018 to December 31, 2022. The Company recorded $348,219 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series R Warrant to purchase 468,750 shares of common stock was extended from June 20, 2021 to December 31, 2022. The Company recorded $295,781 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series S-A Warrant to purchase 300,000 shares of common stock was extended from July 24, 2022 to December 31, 2022. The Company recorded $20,100 as a debt discount to recognize the increase in value for the extension of the expiration date.

Interest expense related to the 2013 Note, as amended, amounted to $79,580 and $64,036 during the three months ended November 30, 2017 and 2016, respectively.

Accretion of the debt discount related to the 2013 Note as amended amounted to $345,147 and $308,339 during the three months ended November 30, 2017 and 2016, respectively. The remaining debt discount related to warrant expiration date extensions totals $1,142,495 and will be amortized through December 31, 2019.

NOTE 3 – Private Placements

September 2017 Private Placement

On September 11, 2017, the Company initiated and on September 29, 2017, completed a self-directed offering of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds (the “September 2017 Private Placement”). The unit price was based on a 15% discount to the average of the 30 day closing price (last day being Friday September 8, 2017) of the Company’s common stock as reported on the OTCQB. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis. All the units were purchased by unrelated parties.

The relative fair value of the common stock was estimated to be $1,540,000. The relative fair value of the Series S Warrants was estimated to be $1,015,000 as determined based on the relative fair value allocation of the proceeds received. The Series S Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.95 per share; estimated volatility – 77.96%; 5-year risk free interest rate – 1.71%; expected dividend rate - 0% and expected life - 5 years.

F-8

NOTE 4 – Common Stock and Warrants

Common Stock

At November 30, 2017, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 35,900,419 shares of common stock outstanding and 1,700,832 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as adopted and approved by the Company’s Board on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See “NOTE 5 - Stock Options”).

During the three months ended November 30, 2017, we entered into the following securities related transactions:

•	On September 29, 2017, the Company completed the September 2017 Private Placement of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis (See “NOTE 3 – Private Placements”).

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up.

•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock.

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock.

•	On September 7, 2017, two other employees exercised a total of 72,500 stock purchase options on a cashless basis resulting in the issuance of 33,151 shares of common stock.

•	On September 7, 2017, the Investor exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series O Warrants and Series P Warrants, all of the following warrants may be exercised on a cashless basis. A summary of the Company’s warrants outstanding and exercisable as of November 30, 2017 and August 31, 2017 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of		Weighted
	November 30,	August 31,	Average
Description	2017	2017	Exercise Price	Expiration
Series M	246,000	246,000	$2.34	December 31, 2022
Series N	767,000	767,000	$3.38	December 31, 2022
Series O	-	618,000	$3.10	October 31, 2017
Series P	309,000	309,000	$3.70	April 30, 2018
Series Q	-	937,500	$3.20	December 31, 2022
Series R	937,500	937,500	$4.00	December 31, 2022
Series S-A	300,000	300,000	$2.53	December 31, 2022
Series S	821,600	-	$3.42	September 29, 2022
Total	3,381,100	4,115,000

F-9

NOTE 5 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 1,700,832 remain available for grant, 1,185,834 have been exercised in total and 562,763 net shares issued pursuant to the exercise of vested options from inception of the 2006 Plan through November 30, 2017. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised. The 2006 Plan was approved by stockholders on February 7, 2011 and expires according to its terms on February 7, 2021.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of “plain vanilla” options:

	Three Months Ended	Year Ended
	November 30, 2017	August 31, 2017
Expected dividend yield	–	–
Expected stock price volatility	83%	79% - 81%
Risk-free interest rate	2.27%	1.95% - 2.03%
Expected term (in years)	7.67	5.00 - 7.67
Exercise price	$4.87	$2.71
Weighted-average grant date fair-value	$3.76	$1.85

A summary of the Company’s stock option activity for the three months ended November 30, 2017 and year ended August 31, 2017 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2016	720,001	3.06
Grants	1,535,000	2.71
Exercises	(130,000)	2.62
Outstanding at August 31, 2017	2,125,001	3.84
Grants	255,000	4.87
Exercises	(172,500)	2.91
Outstanding at November 30, 2017	2,207,501	3.07	5.51 years	3,793,375
Exercisable at November 30, 2017	210,001	4.82	7.89 years	45,075

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on November 30, 2017. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $4.75 on November 30, 2017 and 1,902,500 outstanding options have an exercise price below $4.75 per share, as of November 30, 2017, there is intrinsic value to the Company’s outstanding, in-the-money stock options, including 32,500 options that are exercisable and in-the-money.

F-10

On November 21, 2017, the Company granted 255,000 options to directors and employees with an exercise price of $4.87.

On September 7, 2017, there were 172,500 options exercised on a cashless basis resulting in the issuance of 79,248 shares of common stock. The aggregate intrinsic value of the options exercised was $426,350.

During the year ended August 31, 2017, there were 130,000 options exercised on a cashless basis resulting in the issuance of 46,520 shares of common stock. The aggregate intrinsic value of the options exercised was $186,500.

On November 15, 2016, the Company granted 35,000 options to two employees with an exercise price of $3.28.

On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options with an exercise price of $2.70 per share, and which vest upon the achievement of performance conditions and upon Board approval. The 1,500,000 stock options granted to consultants had a grant date fair value of $1.84 per option. As of November 30, 2017, the Company determined the achievement of the performance conditions was not probable. Compensation expense will be recorded for the options with performance conditions when and if the performance conditions become probable of being achieved.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the three months ended November 30, 2017 and 2016:

	Three Months Ended
	November 30,
	2017	2016
Stock Compensation Expense:
SG&A	$399,476	$53,055
R&D	114,797	45,545
Total	$514,273	$98,600

As of November 30, 2017, the Company had $3,238,393 of unrecognized compensation cost related to unvested stock options. Of the unrecognized compensation expense, $478,393 is expected to be recognized over a period of 1.0 years and $2,760,000 of compensation expense will be recorded when and if the performance conditions become probable of being achieved.

The following table summarizes information about stock options outstanding and exercisable at November 30, 2017:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$2.70	1,500,000	4.60	2.70	-	4.60	2.70
2.90	350,000	6.16	2.90	-	6.16	2.90
3.28	17,500	8.96	3.28	17,500	8.96	3.28
3.46	35,000	8.10	3.46	15,000	8.10	3.46
4.87	255,000	9.98	4.87	127,500	9.98	4.87
4.98	16,667	0.27	4.98	16,667	0.27	4.98
5.94	33,334	3.07	5.94	33,334	3.07	5.94
Total	2,207,501	5.51	$3.07	210,001	7.89	$4.82

F-11

NOTE 6 - Net Loss Per Share

During the three months ended November 30, 2017 and 2016, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the three months ended November 30, 2017 and 2016:

	Three Months Ended November 30,
	2017	2016
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(2,699,153)	$(1,722,529)
Denominator:
Weighted average number of common shares outstanding	35,373,077	28,566,605
Basic and diluted EPS	$(0.08)	$(0.06)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Stock options	2,207,501	625,001
Warrants	3,381,100	11,586,631
Convertible debt	2,928,826	2,725,022
Warrants issuable upon conversion of debt (See "NOTE 2 - Debt" above)	2,928,826	2,725,022
Total shares not included in the computation of diluted losses per share	11,446,253	17,661,676

NOTE 7 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Satterlee Stephens LLP (“Satterlee”), of which Joseph Sierchio, one of the Company’s directors, is a partner, provides counsel to the Company. Mr. Sierchio is the Company’s primary attorney. During the three months ended November 30, 2017 and 2016, the Company recognized $74,067 and $106,550 of fees for legal services billed by firms associated with Mr. Sierchio. At November 30, 2017, the Company owed Satterlee $129,252 which is included in accounts payable. At August 31, 2017, the Company owed Satterlee $105,184 which is included in accounts payable. On December 15, 2017, the Company paid Satterlee $129,252 in full satisfaction of all amounts owing to Satterlee through November 30, 2017. Mr. Sierchio continues to serve as a director of the Company.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014 as amended on November 11, 2016. Pursuant to the Consulting Agreement, Mr. Bhogal received compensation of $5,000 per month. During the three months ended November 30, 2017 and 2016, the Company recognized $15,000 of expense in connection with the Consulting Agreement.

F-12

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor agreed to extend the maturity date to December 31, 2019. Pursuant to the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement, the rate of interest increased to 10.5% and the following warrants, held by the Investor, had their maturity date extended to December 31, 2022: a) Series M Warrant to purchase 246,000 shares; b) Series N Warrant to purchase 767,000 shares; c) Series P Warrant to purchase 213,500 shares; d) Series R Warrant to purchase 468,750; and e) Series S-A Warrant to purchase 300,000 shares. For additional information related to our warrants, please see “NOTE 4 – Common Stock and Warrants”.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 8 – Subsequent Events

Management has reviewed material events subsequent of the period ended November 30, 2017 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On December 15, 2017, the Company paid Satterlee $129,252 in full satisfaction of all amounts owing to Satterlee through November 30, 2017.

On December 27, 2017, the Company entered into an employment agreement with John Conklin (the “Conklin Employment Agreement”) pursuant to which Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. The Conklin Employment Agreement has an effective date of January 1, 2018, and terminates on December 31, 2021. Pursuant to the Conklin Employment Agreement, Mr. Conklin will receive cash compensation of $275,000 per year and was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th per month and exercisable on a cashless basis. The Conklin Employment Agreement may be terminated with or without cause, by the Company or by Mr. Conklin, subject to the rights and obligations contained therein. Mr. Conklin’s prior employment agreement expired on December 31, 2017.

On December 28, 2017, a warrant holder of exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock.

From December 1, 2017 through January 9, 2018, four individuals exercised a total of 104,167 stock purchase options on a cashless basis resulting in the issuance of 61,802 shares of common stock.

From December 1, 2017 through January 9, 2018, holders of our Series P Warrants exercised 1,500 warrants at an exercise price of $3.70 per share resulting in $5,550 to the Company and the issuance of 1,500 shares of common stock.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SolarWindow Technologies, Inc.

Columbia, Maryland

We have audited the accompanying consolidated balance sheets of SolarWindow Technologies, Inc. and Subsidiaries (“the Company”) as of August 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SolarWindow Technologies, Inc. and Subsidiaries as of August 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

November 22, 2017

F-14

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	August 31,
	2017	2016
ASSETS

Current assets
Cash and cash equivalents	$670,853	$2,509,215
Deferred research and development costs	91,204	349,302
Prepaid expenses and other current assets	16,698	15,752
Total current assets	778,755	2,874,269

Equipment, net of accumulated depreciation of $53,181 and $39,255, respectively	52,953	21,331
Total assets	$831,708	$2,895,600

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$230,184	$184,743
Interest payable to related party	-	66,401
Bridge note payable to related party, net of discount of $74,702	-	525,298
Convertible promissory note payable to related party	-	18,146
Total current liabilities	230,184	794,588

Bridge note payable to related party	600,000	-
Convertible promissory note payable to related party, net of discount of $413,377 and $1,650,120, respectively	2,586,623	1,349,880
Interest payable to related party	1,046,377	669,244
Total long term liabilities	4,233,000	2,019,124
Total liabilities	4,463,184	2,813,712

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 34,329,691 and 28,500,221 shares issued and outstanding at August 31, 2017 and 2016, respectively	34,330	28,500
Additional paid-in capital	35,363,946	33,729,715
Retained deficit	(39,029,752)	(33,676,327)
Total stockholders' equity (deficit)	(3,631,476)	81,888
Total liabilities and stockholders' equity (deficit)	$831,708	$2,895,600

(The accompanying notes are an integral part of these consolidated financial statements)

F-15

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED AUGUST 31, 2017 AND 2016

	Years Ended August 31,
	2017	2016

Revenue	$-	$-

Operating expense
Selling, general and administrative	2,779,325	2,318,443
Research and product development	950,470	822,922
Total operating expense	3,729,795	3,141,365

Loss from operations	(3,729,795)	(3,141,365)

Other income (expense)
Interest expense	(312,185)	(308,983)
Accretion of debt discount	(1,311,445)	(2,335,954)
Change in fair value of derivative liability	-	1,714,395
Loan conversion inducement expense	-	(565,406)
Total other income (expense)	(1,623,630)	(1,495,948)

Net loss	$(5,353,425)	$(4,637,313)

Basic and Diluted Loss per Common Share	$(0.17)	$(0.17)

Weighted average number of common shares outstanding - basic and diluted	31,299,979	27,295,540

(The accompanying notes are an integral part of these consolidated financial statements)

F-16

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED AUGUST 31, 2017 AND 2016

	Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, August 31, 2015	26,572,615	$26,572	$26,144,117	$(29,039,014)	$(2,868,325)

Stock based compensation related to restricted stock issuance	90,000	90	337,410	-	337,500
Exercise of stock options	282,106	282	(282)	-	-
February 2016 Private Placement units issued	618,000	619	2,480,587	-	2,481,206
February 2016 Private Placement derivative liability at inception	-	-	(1,714,395)	-	(1,714,395)
June 2016 Private Placement units issued	937,500	937	2,999,063	-	3,000,000
Stock based compensation due to common stock purchase options	-	-	308,763	-	308,763
Discount on convertible promissory note due to detachable warrants	-	-	3,008,812	-	3,008,812
Discount on convertible promissory note due to beneficial conversion feature	-	-	165,640	-	165,640
Net loss for the year ended August 31, 2016	-	-	-	(4,637,313)	(4,637,313)
Balance, August 31, 2016	28,500,221	28,500	33,729,715	(33,676,327)	81,888

July 2017 Private Placement units issued	300,000	300	689,700	-	690,000
Stock based compensation related to stock issuances	138,904	139	448,463	-	448,602
Exercise of warrants for cash	129,000	129	301,731	-	301,860
Exercise of warrants on a cashless basis	5,215,046	5,215	(5,215)	-	-
Exercise of stock options on a cashless basis	46,520	47	(47)	-	-
Stock based compensation due to common stock purchase options	-	-	199,599	-	199,599
Net loss for the year ended August 31, 2017	-	-	-	(5,353,425)	(5,353,425)
Balance, August 31, 2017	34,329,691	$34,330	$35,363,946	$(39,029,752)	$(3,631,476)

(The accompanying notes are an integral part of these consolidated financial statements)

F-17

SOLARWINDOW TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED AUGUST 31, 2017 AND 2016

	Years Ended August 31,
	2017	2016
Cash flows from operating activities
Net loss	$(5,353,425)	$(4,637,313)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation	13,925	11,504
Stock based compensation expense	648,201	646,263
Change in fair value of derivative liability	-	(1,714,395)
Loan conversion inducement expense	-	565,406
Accretion of debt discount	1,311,445	2,335,954
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	258,098	(243,167)
Decrease (increase) in prepaid expenses and other current assets	(946)	5,400
Increase (decrease) in accounts payable	45,441	87,305
Increase (decrease) in interest payable	310,732	308,983
Net cash flows from operating activities	(2,766,529)	(2,634,060)

Cash flows from investing activity
Purchase of equipment	(45,547)	(2,300)
Net cash flows from investing activity	(45,547)	(2,300)

Cash flows from financing activities
Proceeds from the issuance of equity securities	991,860	4,367,100
Repayment of promissory note	(18,146)	-
Proceeds from promissory notes	-	550,010
Net cash flows from financing activities	973,714	4,917,110

Change in cash and cash equivalents	(1,838,362)	2,280,750

Cash and cash equivalents at beginning of period	2,509,215	228,465

Cash and cash equivalents at end of period	$670,853	$2,509,215

Supplemental disclosure of cash flow information:
Interest paid in cash	$1,453	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Debt discount recorded for value of warrants issued and/or modified	$-	$3,008,812
Debt discount recorded for beneficial conversion feature	$-	$165,640
Common stock issued for conversion of note payable	$-	$548,700
Derivative liability from the sale of equity securities	$-	$1,714,395
   (The accompanying notes are an integral part of these consolidated financial statements)

F-18

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2017 AND 2016

NOTE 1 – Organization and Going Concern

Organization

SolarWindow Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. to align the company name with its brand identity. The Company’s ticker symbol changed to WNDW.

The Company has been developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company’s SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic solar cells, applied to glass and plastics, thereby creating a “photovoltaic” effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and only effectively generate electricity with sun light. The Company’s researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through or “transparent,” while generating electricity when exposed to either sun or artificial light.

The Company’s SolarWindow™ product development programs involve ongoing product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants. The Company’s activities are subject to significant risks and uncertainties, including, but not limited to, the Company’s failure to secure, on a timely basis, adequate additional funding to commercialize the Company’s SolarWindow™ technology or the development of a similar technology and products, by existing or potential future competitors, that may gain earlier market entry or greater market acceptance than the Company’s technology and products.

Going Concern

The Company does not have any commercialized products, has not generated any revenue since inception and has sustained recurring losses and negative cash flows from operations since inception. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our products and technologies. These are conditions that initially indicated substantial doubt about the Company’s ability to continue as a going concern. Over the past year, the Company has been funded through the sale of equity securities. As of August 31, 2017, the Company had approximately $670,853 of cash. On September 29, 2017, the Company completed a private placement with a group of private investors, whereby the Company received proceeds of $2,555,176 from the sale of common stock and warrants. From September 9, 2017 through October 31, 2017, the Company received $248,000 upon the exercise of 80,000 Series O Warrants. On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2013 Note (with a principal balance of $3,000,000) to extend the maturity date to December 31, 2019. On November 3, 2017, the Company entered into the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the March 2015 loan (with a principal balance of $600,000) to extend the maturity date to December 31, 2019. The Company believes that, as a result of the recent financings and note maturity date extensions, it currently has sufficient cash to meet its funding requirements over the next year and these events alleviate the conditions which initially indicated substantial doubt about the Company's ability to continue as a going concern. However, the Company has experienced and continues to experience negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Company expects to seek to obtain additional funding through private equity or convertible debt. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

F-19

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

Kinetic Energy Corporation (“KEC”) was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company’s MotionPower™ technology. The Company’s business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation (“USF”) to sponsor research related to the Company’s SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

These consolidated financial statements presented are those of the Company and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Property, Plant, and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives

Office equipment	3-5 years
Furniture & equipment	5 - 7 years

F-20

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Development

Research and development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company has granted stock options with performance conditions to certain nonemployee consultants. At each reporting date, the Company evaluates whether the achievement of the performance conditions is probable. Compensation expense is recorded over the appropriate service period based upon the assessment of achievement of each performance condition or the occurrence of the event which will trigger the options to vest. The Company uses the Black-Scholes-Merton formula to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes-Merton formula requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates. See “NOTE 6 – Common Stock and Warrants” and “NOTE 7 - Stock Options” for additional information on the Company’s stock-based compensation plans.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

F-21

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 8 - Net Loss Per Share” for further discussion.

Recent Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance will be effective for the fiscal year beginning after December 15, 2016, including interim periods within that year. The Company does not expect adoption of ASU 2016-09 to have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The standard requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent. ASU 2015-17 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is permitted and the standard may be applied either retrospectively or on a prospective basis to all deferred tax assets and liabilities. The Company has determined that the adoption of ASU 2015-17 will currently have no impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, to clarify the principles used to recognize revenue for all entities. In March 2016, the FASB issued ASU 2016-08 to further clarify the implementation guidance on principal versus agent considerations. The guidance is effective for annual and interim periods beginning after December 15, 2017. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

F-22

NOTE 3 - Debt

December 7, 2015, $550,000 Bridge Loan

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the “December 2015 Loan Agreement”) with Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of our issued and outstanding shares of common stock. Pursuant to the December 2015 Loan Agreement, the Company received $550,010 (Includes an additional $10 related to wire fees). The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% and maturity date of September 1, 2016. The December 2015 Loan was convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant (the “Series M Warrant”) to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34.

The debt discount attributable to the warrants and beneficial conversion feature amounted to $458,777 and discount was accreted through March 31, 2016.

On March 31, 2016, upon the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement, the Investor received 177 PPM Units pursuant to the March 2016 Private Placement (defined below) resulting in a remaining balance of $18,146. The remaining balance was evidenced by a new promissory note (the “March 2016 Note”) dated March 31, 2016. The March 2016 Note accrued interest at 10% and was due September 1, 2016. The March 2016 Note was repaid on November 14, 2016.

The PPM Units issued in exchnge for the conversion of principal owed under the December 2015 Loan Agreement contained terms that were more beneficial to the Investor resulting in the Company recognizing a loan conversion inducement expense of $36,176 related to the common stock issued and $529,230 related to the warrant component of the PPM Units (i.e., the Series O Warrant and Series P Warrant as defined below under Note 4).

During the year ended August 31, 2017 and 2016, the Company recognized $695 and $17,604, respectively, of interest expense. Accretion related to the debt discount for the December 2015 Loan Agreement amounted to $0 and $458,777 during the years ended August 31, 2017 and 2016, respectively.

March 4, 2015, $600,000 Bridge Loan

On March 4, 2015, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with 1420468 Alberta Ltd. (which has since been merged with and into the Investor, herinafter the “Investor”). Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued The Investor a Series L Stock Purchase Warrant (the “Series L Warrant”) to purchase up to 500,000 shares of the Company’s common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20.

The debt discount attributable to the relative fair value of the Series L Warrant issued with the March 2015 Loan, amounted to $299,750 and was accreted over the original term of the March 2015 Loan through September 4, 2015.

On December 7, 2015, The Investor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016 and extend the expiration date of the Series L Warrant from March 4, 2020 to December 7, 2020. As consideration the Company issued The Investor a Series M Stock Purchase Warrant to purchase 100,000 shares of the Company’s common stock through December 7, 2020, at an exercise price of $2.34 per share. As a result, the Company recognized an additional debt discount for the fair value of the Series M Stock Purchase Warrant and extension of the expiration date of the Series L Warrant amounting to $205,800 and $33,000, respectively.

F-23

On January 5, 2017, the Company and the The Investor entered into the Second Amendment to Bridge Loan Agreement extending the maturity date of the March 2015 Loan from December 31, 2016 to December 31, 2017. No consideration was exchanged for this extension in the maturity date.

On November 3, 2017, the Company entered into the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022.

During the years ended August 31, 2017 and 2016, the Company recognized $47,832 and $44,742, respectively, of interest expense. Accretion related to the debt discount for the March 2015 Loan, Series L Warrant and Series M Warrant amounted to $74,702 and $170,614 during the years ended August 31, 2017 and 2016, respectively.

October 7, 2013, $3,000,000 Convertible Promissory Note

On October 7, 2013, the Company entered into a Bridge Loan Agreement (the “2013 Loan Agreement”) with the Investor. Pursuant to the 2013 Loan Agreement, the Company received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the “2013 Note”) initially due on October 6, 2014, with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the “Series I Warrant”) for the purchase up to 921,875 shares of the Company’s common stock at an initial exercise price of $1.37 for a period of five years. According to the original terms of the 2013 Loan Agreement, the Investor may have elected to convert all or any portion of the outstanding principal amount of the 2013 Note, and accrued interest thereon into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the “Series J Warrant”); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the “Series K Warrant”).

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the “2015 Loan Agreement”) with the Investor pursuant to which the maturity date was extended to December 31, 2015 (the “Amended Note”). According to the terms of the 2015 Loan Agreement, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities (collectively, the “Units”), with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. If issued, the Warrant included in the Units will be exercisable for a period of five years.

In order to induce the Investor to enter into the 2015 Loan Agreement and extend the maturity date to December 31, 2015, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant was initially exercisable through November 9, 2019. As a result of the modification (which did not result in a gain or loss due to the related party nature of the transaction), the fair value of the Warrant amounting to $3,629,309 (limited to the $3,000,000 face value of the note) was recognized as a debt discount as of November 10, 2014.

On December 31, 2015, the Company entered into a Second Amended Bridge Loan Agreement (the “2015 Second Amended Loan Agreement”) with the Investor, pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017 (the “Second Amended Note”).

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019. As consideration for the note extension, the interest rate was increased to 10.5% and all outstanding warrants held by the Investor had their maturity date extended to December 31, 2022.

As consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Warrant and extended the maturity date of certain of the Investor’s existing warrants, as described below, resulting in an additional debt discount of $2,476,875 as of December 31, 2015. The modification did not result in a gain or loss due to the related party nature of the transaction.

F-24

The Company issued a Series N Warrant to purchase 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020. The fair value of the Series N Warrant was $2.102 per share, or $1,612,234 and the resulting debt discount is being accreted through December 31, 2017.

The maturity date of the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020. The Company recorded $233,234 as a debt discount to recognize the increase in value for the extension of the expiration date.

The maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $304,817 as a debt discount to recognize the increase in fair value for the extension of the expiration date which is being accreted through December 31, 2017.

The maturity date of the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $326,590 as a debt discount to recognize the increase in fair value for the extension of the expiration date which is being accreted through December 31, 2017.

Interest expense related to the 2013 Loan Agreement, as amended, amounted to $263,668 and $246,637 during the years ended August 31, 2017 and 2016, respectively.

Accretion of the debt discount related to the 2013 Loan Agreement as amended amounted to $1,236,743 and $1,706,563 during the years ended August 31, 2017 and 2016, respectively. The remaining debt discount related to the Series N Warrants and Series I, J and K Warrant expiration date extensions totals $413,377 and will be amortized through December 31, 2017.

Principal maturities for notes payable for the years ending August 31 are as follows (See “NOTE 11 – Subsequent Events” below):

2018	-
2019	-
2020	3,600,000
Total	$3,600,000

NOTE 4 – Private Placements

July 2017 Private Placement

On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor.

The relative fair value of the common stock was estimated to be $414,000. The relative fair value of the Series S-A Warrants was estimated to be $276,000 as determined based on the relative fair value allocation of the proceeds received. The Series S-A Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.20 per share; estimated volatility – 76.13%; 5-year risk free interest rate – 1.83%; expected dividend rate - 0% and expected life - 5 years.

June 2016 Private Placement

On June 20, 2016, the Company completed a self-directed offering of 937,500 units at a price of $3.20 per unit for $3,000,000 in aggregate proceeds (the “June 2016 Private Placement”). Each unit consisted of (a) one share of common stock; (b) one Series Q Stock Purchase Warrant (each, a “Series Q Warrant”) to purchase one share of common stock at an exercise price of $3.20 per share through June 20, 2019; and (c) one Series R Stock Purchase Warrant (each, a “Series R Warrant”) to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. The warrants may be exercised on a cashless basis.

F-25

The relative fair value of the common stock was estimated to be $1,338,000. The relative fair value of the Series Q Warrants and Series R Warrants was estimated to be $783,000 and $879,000, respectively, as determined based on the relative fair value allocation of the proceeds received.

March 2016 Private Placement

Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, 2016 (the “March 2016 Private Placement”) for the sale to accredited investors of units of the Company’s equity securities (each a “PPM Unit” and collectively, the “PPM Units”) at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per share through October 31, 2017 (the “Series O Warrant”); and (c) one warrant to purchase five hundred shares common stock at a price, subject to certain adjustments, of $3.70 per share through April 30, 2018 (the “Series P Warrant”). Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement.

The terms of the March 2016 Private Placement provided for a onetime reset adjustment (the “Reset Adjustment”) such that if, within 6 months from the March 2016 Private Placement Termination Date, the Company sold equity securities at a price less than $3.10 per share (“Reset Price”), each of the subscribers having purchased Units in the March 2016 Private Placement would receive additional Units (the “Reset Units”) equal to the difference between the number of Units that would have been issuable to such subscribers if the price per share of common stock included in the Units was equal to the Reset Price less the number of Units actually received by such subscriber. The Reset Adjustment expired on September 30, 2016; no Reset Units were issued. The Reset Adjustment was accounted for as a derivative, measured at fair value, during the year ended August 31, 2016. The Company determined the Reset Adjustment had no value as of August 31, 2016.

NOTE 5 - Derivative Liability Related to the PPM Units

The Reset Adjustment contained in the March 2016 Private Placement did not have fixed settlement provisions because the number of PPM Units issued may be adjusted higher if the Company sells securities at lower prices in the future; therefore, the Company concluded that the Reset Adjustment feature was not indexed to the Company’s stock and is to be treated as a derivative liability for accounting purposes. The accounting treatment for derivative financial instruments requires that the Company allocate a portion of the equity proceeds to the derivative for an amount equal to its initial fair value. Subsequently, on each reporting date, the fair value of the derivative is measured with changes in value recorded to other income/expense. In determining the fair value of the derivative liabilities, the Company used a Monte Carlo simulation at the date the instrument was issued and at each quarter end until the termination date of the Reset Adjustment on September 30, 2016.

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liability that is categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016 as follows:

Common stock issuable upon exercise of Series O Warrants	618,000
Common stock issuable upon exercise of Series P Warrants	309,000
Stock price	$3.13 - $4.19
Volatility (Annual)	80% - 83%
Strike price	$3.10, Series O Warrants; $3.70, Series P Warrants
Risk-free rate	0.71% - 0.80% Series O Warrants; 0.71% - 0.79%, Series P Warrants
Term	1.4 – 1.7 years Series O Warrants; 2.1 - 2.2 years, Series P Warrants
Probability of Reset Adjustment	0% - 100%

F-26

As of August, 31, 2016, as a result of the June 2016 Private Placement, the Company had no plans to raise capital prior to the expiration date of the Reset Adjustment. As a result, the Company determined that the Reset Adjustment had no value as of August 31, 2016 resulting in the reclassification of the derivative liability balance to additional paid-in capital.

The following table sets forth the Company’s derivative liabilities that were accounted for at fair value on a recurring basis categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016:

	Balance at August 31, 2015	Initial valuation of derivative liabilities upon issuance of new securities during the period	Increase (decrease) in fair value of derivative liabilities	Balance at August 31, 2016

Warrant liability	$-	$1,714,395	$(1,714,395)	$-

NOTE 6 – Common Stock and Warrants

Common Stock

At August 31, 2017, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 34,329,691 shares of common stock outstanding and 2,072,580 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as adopted and approved by the Company’s Board on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See “NOTE 7 - Stock Options”).

During the year ended August 31, 2017, we entered into the following securities related transactions:

•	On July 24, 2017, the Company completed the July 2017 Private Placement of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor (See “NOTE 4 – Private Placements”).

•	On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000 (based on the closing price of the Company’s stock on the date transferred), to pay consulting fees incurred under the agreements.

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services valued at $15,000 (based on the closing price of the Company’s stock on the date transferred).

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock.

•	On March 2, 2017, the Investor exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common.

•	On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.

•	issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

F-27

During the year ended August 31, 2016, the Company had the following common stock related transactions:

•	issued 282,106 shares of common stock upon the cashless exercise of 556,667 options.

•	issued 30,000 shares of common stock on January 5, 2016 to each of the Company’s three directors pursuant to the 2006 Plan (90,000 shares total) valued at $3.75 per share, the closing price of the Company’s common stock on the day the stock was granted.

•	received $1,367,100 pursuant to the March 2016 Private Placement for the purchase of 441 PPM Units resulting in the issuance of 441,000 shares of common stock (See “NOTE 4 – Private Placements”).

•	converted loan principal of $548,700 from the December 2015 Loan Agreement in exchange for 177 PPM Units resulting in the issuance of 177,000 shares of common stock (See “NOTE 3 – Debt”).

•	received $3,000,000 pursuant to the June 2016 Private Placement for the purchase of 937,500 units resulting in the issuance of 937,500 shares of common stock (See “NOTE 4 – Private Placements”).

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series O Warrants and Series P Warrants, all of the following warrants may be exercised on a cashless basis. A summary of the Company’s warrants outstanding and exercisable as of August 31, 2017 and 2016 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of		Weighted Average
	August 31,	August 31,	Exercise
Description	2017	2016	Price	Expiration
Series I	-	921,875	$1.37	December 31, 2020
Series J	-	3,110,378	$1.12	December 31, 2020
Series K	-	3,110,378	$1.20	December 31, 2020
Series L	-	500,000	$1.20	December 7, 2020
Series M	246,000	375,000	$2.34	December 31, 2020
Series N	767,000	767,000	$3.38	December 31, 2020
Series O	618,000	618,000	$3.10	October 31, 2017
Series P	309,000	309,000	$3.70	April 30, 2018
Series Q	937,500	937,500	$3.20	June 20, 2019
Series R	937,500	937,500	$4.00	June 20, 2021
Series S-A	300,000	-	$2.53	July 24, 2022
Total	4,115,000	11,586,631

The Series I Warrant was issued on October 7, 2013, in connection with the 2013 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant from October 6, 2018 to December 31, 2020. The Series I Warrant was exercised in full and on a cashless basis on March 2, 2017 resulting in the issuance of 584,634 shares of common stock.

F-28

The Series J Warrant and Series K Warrant were issued on November 10, 2014 as a condition to the Investor entering into the 2015 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series J and K Warrants from November 9, 2019 to December 31, 2020. The Series J and K Warrant were exercised in full and on a cashless basis on March 2, 2017 resulting in the issuance of 4,293,900 shares of common stock.

The Series L Warrant was issued on March 4, 2015 in connection with the March 2015 Loan. On December 7, 2015, the expiration date of the Series L Warrant was extended from March 4, 2020 to December 7, 2020. The Series L Warrant was exercised in full and on a cashless basis on March 2, 2017 resulting in the issuance of 336,512 shares of common stock.

A Series M Warrant, with an exercise price of $2.34, to purchase 275,000 shares of common stock was issued on December 7, 2015 in connection with the December 2015 Loan. A Series M Warrant, with an exercise price of $2.34, to purchase 100,000 shares was issued on December 7, 2015 as an inducement for the Investor to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 21, 2016. In June 2017, the Investor exercised 129,000 Series M Warrants.

The Series N Warrant to purchase 767,000 shares was issued on December 31, 2015 pursuant to the 2015 Second Amended Loan Agreement as an inducement for the Investor to extend the maturity date of the 2013 Note from December 31, 2015 to December 31, 2017.

The Series O and Series P Warrants were issued in connection with the March 2016 Private Placement and the Series Q and Series R Warrants were issued in connection with the June 2016 Private Placement; see “NOTE 4 – Private Placements.”

The Series S-A Warrant was issued in connection with the July 2017 Private Placement; see “NOTE 4 – Private Placements.”

On November 3, 2017, the term of the Series M Warrant, Series N Warrant, Series P Warrant for 213,500 shares, Series R Warrant for 468,750 shares, and Series S-A Warrant were extended to December 31, 2022, as contemplated by the Amendments described in Note 11.

There are a total of approximately 2,870,739 warrants issuable pursuant to the 2013 Loan Agreement as described above under “NOTE 3 – Debt: October 7, 2013, $3,000,000 Convertible Promissory Note.”

NOTE 7 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 2,072,580 remain available for grant and 1,013,334 were issued pursuant to the exercise of vested options as of August 31, 2017. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised. The 2006 Plan was approved by stockholders on February 7, 2011 and expires according to its terms on February 7, 2021.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of “plain vanilla” options:

	Year Ended	Year Ended
	August 31, 2017	August 31, 2016
Expected dividend yield	–	–
Expected stock price volatility	79% - 81%	82%
Risk-free interest rate	1.95% - 2.03%	2.06%
Expected term (in years)	5.00 - 7.67	7.67
Exercise price	$2.71	$3.46
Weighted-average grant date fair-value	$1.85	$2.64

F-29

A summary of the Company’s stock option activity for the years ended August 31, 2017 and 2016 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2015	1,267,502	2.68
Grants	65,000	3.46
Forfeitures	(55,834)	3.23
Exercises	(556,667)	2.22
Outstanding at August 31, 2016	720,001	3.06
Grants	1,535,000	2.71
Exercises	(130,000)	2.62
Outstanding at August 31, 2017	2,125,001	2.84	5.31 years	2,969,800
Exercisable at August 31, 2017	237,501	3.51	6.01 years	233,900
Available for grant at August 31, 2017	2,072,580

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on August 31, 2017. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $4.20 on August 31, 2017 and 2,075,000 outstanding options have an exercise price below $4.20 per share, as of August 31, 2017, there is intrinsic value to the Company’s outstanding, in-the-money stock options, including 187,500 options that are exercisable and in-the-money.

During the year ended August 31, 2017, there were 130,000 options exercised on a cashless basis resulting in the issuance of 46,520 shares of common stock. The aggregate intrinsic value of the options exercised was $186,500.

During the year ended August 31, 2016, there were 556,667 options exercised on a cashless basis resulting in the issuance of 282,106 shares of common stock. The aggregate intrinsic value of the options exercised during the year ended August 31, 2016 was $1,277,834.

On November 15, 2016, the Company granted 35,000 options to two employees with an exercise price of $3.28.

On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options with an exercise price of $2.70 per share, and which vest upon the achievement of performance conditions and upon Board approval. The 1,500,000 stock options granted to consultants had a grant date fair value of $1.84 per option. As of August 31, 2017, the Company determined the achievement of the performance conditions was not probable. Compensation expense will be recorded for the options with performance conditions when and if the performance conditions become probable of being achieved.

F-30

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the years ended August 31, 2017 and 2016:

	Years Ended
	August 31,
	2017	2016
Stock Compensation Expense:
SG&A	$118,969	$211,406
R&D	80,630	97,357
Total	$199,599	$308,763

As of August 31, 2017, the Company had $2,792,847 of unrecognized compensation cost related to unvested stock options. Of the unrecognized compensation expense, $32,847 is expected to be recognized over a period of 1.25 years and $2,760,000 of compensation expense will be recorded when and if the performance conditions become probable of being achieved.

The following table summarizes information about stock options outstanding and exercisable at August 31, 2017:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80	5,000	5.31	$0.80	5,000	5.31	$0.80
1.40	5,000	7.30	1.40	5,000	7.30	1.40
2.50	10,000	3.60	2.50	10,000	3.60	2.50
2.70	1,500,000	5.00	2.70	-	5.00	2.70
2.90	455,000	6.41	2.90	105,000	6.41	2.90
3.28	35,000	9.21	3.28	17,500	9.21	3.28
3.46	65,000	8.35	3.46	45,000	8.35	3.46
4.98	16,667	0.52	4.98	16,667	0.52	4.98
5.94	33,334	3.32	5.94	33,334	3.32	5.94
Total	2,125,001	5.31	$2.84	237,501	6.01	$3.51

NOTE 8 - Net Loss Per Share

During the years ended August 31, 2017 and 2016, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

F-31

Following is the computation of basic and diluted net loss per share for the years ended August 31, 2017 and 2016:

	Years Ended August 31,
	2017	2016
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(5,353,425)	$(4,637,313)
Denominator:
Weighted average number of common shares outstanding	31,299,979	27,295,540
Basic and diluted EPS	$(0.17)	$(0.17)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Stock options	2,125,001	720,001
Warrants	4,115,000	11,586,631
Convertible debt	2,870,739	2,678,280
Warrants issuable upon conversion of debt (See "NOTE 3 - Debt" above)	2,870,739	2,678,280
Total shares not included in the computation of diluted losses per share	11,981,479	17,663,192

NOTE 9 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Sierchio & Partners, LLP, of which Joseph Sierchio, one of the Company’s directors, was a principal, had provided counsel to the Company since its inception. Beginning in September 2016, Mr. Sierchio became a partner at Satterlee Stephens LLP (“Satterlee”). Concurrently with Mr. Sierchio’s move to Satterlee, the Company engaged with Satterlee to provide legal counsel with Mr. Sierchio maintaining his role as the Company’s primary attorney. During the years ended August 31, 2017 and 2016, the Company recognized $321,739 and $291,951 of fees for legal services billed by firms associated with Mr. Sierchio. At August 31, 2017, the Company owed Satterlee $105,184 which is included in accounts payable. There are no accounts payable to Sierchio & Partners, LLP as of August 31, 2017. Mr. Sierchio continues to serve as a director of the Company. At August 31, 2016, the Company owed Sierchio & Partners, LLP $53,467 which is included in accounts payable.

On August 7, 2017, the Company appointed Jatinder Bhogal to the Board of Directors. Mr. Bhogal has provided consulting services to the Company through his wholly owned company, Vector Asset Management, Inc., pursuant to a Consulting Agreement dated February 1, 2014 as amended on November 11, 2016. Pursuant to the Consulting Agreement, Mr. Bhogal received compensation of $5,000 per month. During each of the years ended August 31, 2017 and 2016, the Company recognized $60,000 of expense in connection with the Consulting Agreement.

On July 24, 2017, the Company entered into the July 2017 Private Placement with the Investor for the sale of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds. Each unit consisted of one share of common stock and one Series S-A Warrant to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis.

On March 2, 2017, the Investor exercised outstanding warrants to purchase up to 7,642,631 shares of the Company’s common stock on a cashless basis, consisting of: (i) a Series I Warrant to purchase up to 921,875 shares; (ii) a Series J Warrant to purchase up to 3,110,378 shares; (iii) a Series K Warrant to purchase up to 3,110,378 shares; and (iv) a Series L Warrant to purchase up to 500,000 shares, resulting in the issuance of 5,215,046 shares of common stock.

On November 14, 2016, the Company paid the March 2015 Note in full resulting in a payment to the Investor totaling $19,599 representing $18,146 of principal and $1,453 of accrued interest.

F-32

On October 7, 2013, the Company entered into the 2013 Loan Agreement with the Investor. On November 10, 2014, the Company and the Investor entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note’s maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock. On December 31, 2015, the Company entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020. For more information, see “NOTE 3 - Debt” above.

On December 7, 2015, the Company entered into a Bridge Loan Agreement with the Investor pursuant to which the Company may borrow up to $550,000; of which $400,000 was advanced on October 7, 2015 and $150,000 on December 22, 2015 (each advance includes an additional $5 related to wire fees). As a condition to the Investor’s entry into the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020. For more information, see “NOTE 3 – Debt” above.

During the year ended August 31, 2016, the Investor purchased 250 PPM Units related to the March 2016 Private Placement resulting in the Company receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, the Company issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants. For more information, see “NOTE 3 – Debt” and “NOTE 4 – Private Placement” above.

During the year ended August 31, 2016, the Investor purchased 468,750 units under the June 2016 Private Placement resulting in the Company receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants. For more information, see “NOTE 4 – Private Placement” above.

During the year ended August 31, 2016, the Company received and repaid a short term cash advance from the Investor totaling $25,720.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 10 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2017 and 2016 are as follows:

	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$7,120,032	$5,995,528
Capitalized research and development	1,431,748	1,285,254
Depreciation	(7,137)	(82)
Stock based compensation	1,168,629	1,207,988
Foreign affiliate interest expense	296,315	190,173
Research and development credit carry forward	438,298	369,117
Total deferred tax assets	10,447,885	9,047,979
Less: valuation allowance	(10,447,885)	(9,047,979)
Net deferred tax asset	$-	$-

F-33

The net increase in the valuation allowance for deferred tax assets was $1,399,906 and $1,342,798 for the years ended August 31, 2017 and 2016, respectively. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2017 available to offset future federal taxable income, if any, of $20,941,270, which will fully expire between the period from August 31, 2020 to August 31, 2037. Accordingly, there is no current tax expense for the years ended August 31, 2017 and 2016. In addition, the Company has research and development tax credit carry forwards of $438,298 at August 31, 2017, which are available to offset federal income taxes and begin to expire during the fiscal year ending August 31, 2027.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2017 and 2016.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2017 and 2016:

	2017	2016
Income tax benefit at statutory rate	$1,820,165	$1,576,686
Permanent differences	(490,980)	(297,211)
Research and development credit	70,721	63,323
Change in valuation allowance	(1,399,906)	(1,342,798)
	$-	$-

The fiscal years 2015 through 2017 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

NOTE 11 – Subsequent Events

Management has reviewed material events subsequent of the period ended August 31, 2016 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock.

On September 7, 2017, two other employees exercised a total of 72,500 stock purchase options on a cashless basis resulting in the issuance of 33,151 shares of common stock.

On September 7, 2017, the Investor exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

F-34

On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

On September 11, 2017, the Company initiated and on September 29, 2017, completed a self-directed offering of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds (the “September 2017 Private Placement”). The unit price was based on a 15% discount to the average of the 30 day closing price (last day being Friday September 8, 2017) of the Company’s common stock as reported on the OTCQB. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2017. The warrants may be exercised on a cashless basis. The closing of the transactions contemplated by the subscription agreements occurred on September 29, 2017.

Subsequent to year end, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock.

On November 3, 2017, the Company entered into the Third Amendment to the 2013 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2013 Note to extend the maturity date to December 31, 2019.

On November 3, 2017, the Company entered into the Third Amendment to the 2015 Bridge Loan Agreement with the Investor pursuant to which the Company and the Investor amended the March 2015 loan to extend the maturity date to December 31, 2019.

Pursuant to the Third Amendment to the 2013 Bridge Loan Agreement and the Third Amendment to the 2015 Bridge Loan Agreement, the rate of interest increased to 10.5% and the following warrants, held by the Investor, had their maturity date extended to December 31, 2022: a) Series M Warrant to purchase 246,000 shares; b) Series N Warrant to purchase 767,000 shares; c) Series P Warrant to purchase 213,500 shares; d) Series R Warrant to purchase 468,750; and e) Series S-A Warrant to purchase 300,000 shares. For additional information related to our warrants, please see “NOTE 6 – Common Stock and Warrants”.

F-35

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$	[●]
Accounting fees and expenses	$	[●]
Legal fees and expenses	$	[●]
Miscellaneous	$	[●]
Total	$	[●]

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

II-1

Our Bylaws also contain broad indemnification provisions. We have entered into indemnification agreements with each of our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

All funds received from the sale of our shares were used for working capital purposes. All shares bear a legend restricting their disposition. The foregoing securities may not be offered or sold in the United States unless registered under the Act, or pursuant to an exemption from registration.

The shares were issued in reliance upon an exemption from registration pursuant to, among others, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations D and S as promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to an accredited investor and a limited number of sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each purchaser was provided with access to our filings with the United States Securities and Exchange Commission (the “SEC”), including the following:

•	if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act of 1934, as amended (the “Exchange Act”).

•	the information contained in an annual report on Form 10-K under the Exchange Act.

•	the information contained in any reports or documents required to be filed by SolarWindow Technologies, Inc. under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	a brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in our affairs that are not disclosed in the documents furnished.

II-2

During the period commencing on September 1, 2017 through January [■], 2018, we entered into the following securities related transactions:

•	On December 27, 2017, the Company entered into an employment agreement with John Conklin (the “Conklin Employment Agreement”) pursuant to which Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. The Conklin Employment Agreement has an effective date of January 1, 2018, and terminates on December 31, 2021. Pursuant to the Conklin Employment Agreement, Mr. Conklin was granted 1,008,000 stock purchase options with an exercise price of $5.35 per share, vesting at the rate of 1/48th (21,000 option shares) per month and exercisable on a cashless basis.

•	On December 28, 2017, a warrant holder of exercised their outstanding Series R Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 285,823 shares of common stock.

•	From December 1, 2017 through January 9, 2018, four individuals exercised a total of 104,167 stock purchase options on a cashless basis resulting in the issuance of 61,802 shares of common stock.

•	From December 1, 2017 through January 9, 2018, holders of our Series P Warrants exercised 1,500 warrants at an exercise price of $3.70 per share resulting in $5,550 to the Company and the issuance of 1,500 shares of common stock.

•	On September 11, 2017, the Company initiated and on September 29, 2017, completed a self-directed offering of 821,600 units at a price of $3.11 per unit for $2,555,176 in aggregate proceeds (the “September 2017 Private Placement”). The unit price was based on a 15% discount to the average of the 30 day closing price (last day being Friday September 8, 2017) of the Company's common stock as reported on the OTCQB. Each unit consisted of one share of common stock and one Series S Stock Purchase Warrant to purchase one (1) share of common stock at an exercise price of $3.42 per share through September 29, 2022. The warrants may be exercised on a cashless basis. All the units were purchased by unrelated parties.

•	On November 21, 2017 each director was granted 40,000 shares of common stock for a total issuance of 160,000 shares of common stock valued at $4.87 per share, the fair market value of our common stock on the date of issuance. Additionally, on November 21, the Company issued Jatinder Bhogal, Director, an additional 50,000 shares valued at $4.87 per share. 75% of the 210,000 issued shares are subject to a one-year lock-up.

•	From September 6, 2017 through October 30, 2017, holders of our Series O Warrants exercised 80,000 warrants at an exercise price of $3.10 per share resulting in $248,000 to the Company and the issuance of 80,000 shares of common stock.

•	On September 7, 2017, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 46,097 shares of common stock.

•	On September 7, 2017, two other employees exercised a total of 72,500 stock purchase options on a cashless basis resulting in the issuance of 33,151 shares of common stock.

•	On September 7, 2017, the Investor exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

•	On September 7, 2017, a third party exercised their outstanding Series Q Warrant to purchase up to 468,750 shares of the Company’s common stock on a cashless basis, resulting in the issuance of 189,940 shares of common stock.

II-3

During the year ended August 31, 2017, we entered into the following securities related transactions:

•	On November 15, 2016 each director was issued 40,000 shares of common stock for a total issuance of 120,000 shares of common stock valued at $3.28 per share, the fair market value of our common stock on the date of issuance.(2)

•	On March 2, 2017, Kalen Capital Corporation (the “Investor”), a private corporation owning in excess of 10% of our issued and outstanding shares of common stock (Please refer to “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”) exercised all Series I, J, K and L Warrants (7,642,631 shares in total) on a cashless basis and received 5,215,046 shares of common. (2)

•	In June 2017, the Investor exercised 129,000 Series M Warrants at an exercise price of $2.34 per share and paid the Company $301,860 in exchange for 129,000 shares of common stock. (2)

•	On July 7, 2017, the Company issued 5,282 shares of common stock in exchange for services from third-party service providers valued at $15,000 at that date. (2)

•	On July 7, 2017, the Company finalized and executed two consulting agreements with third parties to provide business development services. The terms and conditions of each consulting agreement are similar and provide for combined compensation of $26,000 per month in cash and the grant of 1,500,000 common stock purchase options which vest upon the attainment of certain milestones and upon Board approval. During August 2017, the Company issued 13,622 shares of common stock, valued at $40,000, to pay consulting fees incurred under the agreements. (2)

•	On July 24, 2017, the Company completed a self-directed offering of 300,000 units at a price of $2.30 per unit for $690,000 in aggregate proceeds (the “July 2017 Private Placement”). Each unit consisted of one share of common stock and one Series S-A Stock Purchase Warrant (each, a “Series S-A Warrant”) to purchase one (1) share of common stock at an exercise price of $2.53 per share through July 24, 2022. The warrants may be exercised on a cashless basis. All of the units of the July 2017 Private Placement were purchased by the Investor. (3)

•	issued 46,520 shares of common stock upon the cashless exercise of 130,000 options.

II-4

During the year ended August 31, 2016, we entered into the following securities related transactions:

•	On December 7, 2015, 1420468 Alberta Ltd., who on or about December 31, 2015 merged with Kalen Capital Corporation, agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued a Series M Stock Purchase Warrant to purchase 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share. (1)

•	On December 7, 2015, we entered into the December 2015 Loan Agreement with the Investor. Pursuant to the December 2015 Loan Agreement, we received $550,000 and issued a promissory note. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34. On March 31, 2016, the Investor received 177 PPM Units (3) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by the March 2016 Note and was repaid on November 14, 2016. (1)

•	On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017. As consideration for Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Stock Purchase Warrant to purchase 767,000 shares of our common stock through December 31, 2020, at an exercise price of $3.38 per share. (1)

•	On December 31, 2015, we extended the maturity date of all the Investor’s existing warrants, including: 1) the Series L Warrant to purchase 500,000 shares of common stock was extended from March 4, 2020 to December 7, 2020; 2) the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020; 3) the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020; and 4) the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020.(1)

•	On March 31, 2016, we completed an offering for the sale of units of the Company’s equity securities at a price of $3,100 per PPM Unit with each unit comprised of (a) one thousand shares of common stock; (b) one Series O Warrant to purchase one thousand shares of common stock at a price of $3.10 per share through October 31, 2017; and (c) one Series P Warrant to purchase five hundred shares of common stock at a price of $3.70 per share through April 30, 2018. Pursuant to the March 2016 Private Placement, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement. (3)

•	On June 20, 2016, we completed the June 2016 Private Placement for the sale of units of our equity securities with each unit comprised of (a) one share of common stock; (b) one Series Q Warrant to purchase one share of common stock at a price of $3.20 per share through June 20, 2019; and (c) one Series R Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. Pursuant to the June 2016 Private Placement, we issued 937,500 units in exchange for cash of $3,000,000.(3)

•	issued 282,106 shares of common stock to our directors upon the cashless exercise of 556,667 options.

•	On January 5, 2016 each director was issued 30,000 shares of common stock for a total issuance of 90,000 shares of common stock valued at $3.75 per share, the fair market value of our common stock on the date of issuance.(2)

(1) See “Note 3 - Debt” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

(2) See “Note 6 – Common Stock and Warrants” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

(3) See “Note 4 – Private Placements” under the Notes to Consolidated Financial Statements for the Years Ended August 31, 2017 and 2016 for additional information.

II-5

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc. (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

3.6	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc. (22)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

II-6

4.6	Series I Stock Purchase Warrant (17)

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	Amendment to Convertible Promissory Note by and between the Company and Kalen Capital Corporation dated November 10, 2014 (21)

4.9	Form of Stock Purchase Warrant (21)

4.10	Form of Series L Warrant issued to 1420468 Alberta Ltd. (22)

4.11	Bridge Loan Agreement and Promissory Note by and between the Company and Kalen Capital Corporation dated December 7, 2015 (23)

4.12	Form of Series M Warrant (23)

4.13	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

4.14	Second Amended Bridge Loan Agreement dated December 31, 2015 (25)

4.15	Form of Series N Warrant dated December 31, 2015 (25)

4.16	Lock-Up Agreement dated January 5, 2017 (25)

4.17	Form of Series O Stock Purchase Warrant (26)

4.18	Form of Series P Stock Purchase Warrant (26)

4.19	Form of Subscription Agreement (26)

4.20	Form of Series Q Stock Purchase Warrant (27)

4.21	Form of Series R Stock Purchase Warrant (27)

4.22	Form of Subscription Agreement (27)

4.23	Form of Registration Rights Agreement dated June 20, 2016 (27)

4.24	Form of Regulation S Subscription Agreement for Units (28)

4.25	Form of Registration Rights Agreement dated September 29, 2017. (28)

II-7

4.26	Form of Series S Stock Purchase Warrant dated September 29, 2017.(28)

4.27	Amendment to the 2014 Amended Bridge Loan Agreement dated November 3, 2017. (29)

4.28	Third Amendment to the 2015 Bridge Loan Agreement dated November 3, 2017. (29)

5.1	Opinion of Sierchio & Partners, LLP regarding the legality of the securities being registered*

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.3§	Amendment to the Employment Agreement dated June 24, 2010, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (1)

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

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10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal (5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alistair Livesey (5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio (5)

10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez (5)

10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza (6)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19	Redacted USF Sponsored Research Agreement (1) (8)

10.20	Redacted USF Option Agreement (1) (8)

10.21	Redacted Veryst Agreement (1) (8)

10.22	Redacted Sigma Design Agreement (1) (8)

10.23

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd.(14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

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10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10, 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

10.36	Bridge Loan Agreement by and between the Company and 1420468 Alberta Ltd. dated March 4, 2015 (22)

10.37	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

10.38	Modification to the Stevenson-Wydler Cooperative Research and Development Agreement dated December 28, 2015 (28)(8)

10.39	Form of Lock-Up Agreement dated January 5, 2016, between SolarWindow Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (29)

10.40	Form of Lock-Up Agreement dated November 15, 2016, between SolarWindow, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (30)

10.41§	Third Amendment to the 2015 Bridge Loan Agreement dated November 3, 2017 (Incorporated by reference to Form 8-K filed on November 9, 2017)

23.1	Consent of Satterlee Stephens LLP (included in Exhibit 5.1 hereto)*

23.2	Consent of Peterson Sullivan LLP**

24.	Power of Attorney (20)

99.1§	2006 Incentive Stock Option Plan (10)

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**
______________

§ Indicates a management contract or compensatory plan or arrangement.

* To be filed by amendment

** Filed herewith

*** Furnished herewith. XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed on March 21, 2011.

(3) Incorporated by reference to the Form 10-K filed on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed on December 23, 2010.

(5) Incorporated by reference to the Form 8-K/A filed on January 21, 2011.

(6) Incorporated by reference to the Form 8-K dated February 1, 2011, filed on February 4, 2011.

(7) Incorporated by reference to the Form 8-K filed on February 8, 2011.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated November 30, 2010, filed on February 4, 2011.

(10) Incorporated by reference to the Form S-8 filed on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed on January 31, 2014.

(20) Included on the Signature Page of this registration statement.

(21) Incorporated by reference to the Form 8-K filed on November 17, 2014.

(22) Incorporated by reference to Form 8-K filed on March 10, 2015.

(23) Incorporated by reference to Form 8-K filed on December 11, 2015.

(24) Incorporated by reference to the Form S-1 filed on August 22, 2014

(25) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(26) Incorporated by reference to the Form 8-K filed on February 24, 2016.

(27) Incorporated by reference to the Form 8-K filed on June 23, 2016.

(28) Incorporated by reference to Form 8-K filed on September 29, 2017.

(29) Incorporated by reference to Form 8-K filed on November 9, 2017).

(30) Incorporated by reference to the Form 8-K filed on January 4, 2016.

(31) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(32) Incorporated by reference to the Form 8-K filed on November 18, 2016.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on January 31, 2018.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ John A Conklin
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John A. Conklin, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Dated:	By:	/s/ John A Conklin
January 31, 2018	Name:	John A. Conklin
	Title:	President and Chief Executive Officer, Chief Financial Officer and Director, (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Dated:	By:	/s/ Alastair Livesey
January 31, 2018	Name:	Alastair Livesey
	Title:	Director

Dated:	By:	/s/ Joseph Sierchio
January 31, 2018	Name:	Joseph Sierchio
	Title:	Director

Dated:	By:	/s/ Jatinder S. Bhogal
January 31, 2018	Name:	Jatinder S. Bhogal
	Title:	Director

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